           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2000

                                                      REGISTRATION NO. 333-38200



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2
                                 AMENDMENT NO. 1


                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                               MEDIAX CORPORATION
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

               Nevada                                7374                       84-1107138
----------------------------------------------------------------------------------------------
      (State or jurisdiction of          (Primary Standard Industrial       (I.R.S. Employer
   incorporation or organization)         Classification Code Number)      Identification No.)



   3455 La Cienega Boulevard, Building C, Los Angeles, CA 90016 (310) 815-8002
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

   3455 La Cienega Boulevard, Building C, Los Angeles, CA 90016 (310) 815-8002
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

  Nancy Poertner, 3455 La Cienega Boulevard, Building C, Los Angeles, CA 90016
               Telephone (310) 815-8002, Facsimile (310) 815-8096
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)


                                    Copy to:
                                 Richard O. Weed
                                 Weed & Co. L.P.
                         4695 MacArthur Court, Suite 530
                             Newport Beach, CA 92660
                            Telephone (949) 475-9086
                            Facsimile (949) 475-9087

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                                         Proposed         Proposed
           Title of each                                maximum           maximum      Amount of
        class of securities             Amount to       offering         aggregate    registration
         to be registered             be registered  price per unit   offering price      fee
--------------------------------------------------------------------------------------------------
    $.0001 par value common stock        2,500,000        $.75(1)       $1,875,000       $521.25
--------------------------------------------------------------------------------------------------
    $.0001 par value common stock          326,584        $.75(1)         $244,938        $68.09
--------------------------------------------------------------------------------------------------
$.0001 par value common stock
underlying Warrants                        100,000      $1.914(2)         $191,400        $53.21
--------------------------------------------------------------------------------------------------
Total                                    2,926,584                      $2,311,338       $624.55
--------------------------------------------------------------------------------------------------




--------------
(1) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based upon the average of the high and low reported prices of the registrant's common stock on July 21, 2000.






(2) 100,000 shares of common stock are issuable upon the exercise of a warrant issued to Villabeach International, Ltd. under the Private Equity Line of Credit Agreement. The exercise price of these warrants is $1.914. These warrants may be exercised until October 28, 2003.





The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The Registrant may amend this registration statement. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS


                        2,826,584 Shares of Common Stock


               100,000 Shares of Common Stock Underlying Warrants

                               MEDIAX CORPORATION


This prospectus relates to the public offering, which is not being underwritten, of 2,826,584 shares of common stock, par value $.0001 per share of MediaX Corporation, a Nevada corporation ("MediaX"). 100,000 additional shares offered are shares underlying Warrants exercisable at $1.914 per share. The Selling Stockholders may offer their shares of common stock through public or private transactions, on or off the NASDAQ OTC:BB, at prevailing market prices, or at privately negotiated prices. MediaX will not receive any of the proceeds from the sale of the shares of common stock by the Selling Stockholders. However, MediaX will receive the selling price of common stock sold to Villabeach Investments Ltd. ("Villabeach") under the agreement described in this prospectus or upon the exercise for cash of the stock purchase warrants issued to Villabeach. Villabeach and AMRO and other stockholders who may offer and sell shares of our common stock under this prospectus are "Selling Stockholders." Villabeach is an "underwriter" within the meaning of the Securities Act of 1933 in connection with its sales.

MediaX's common stock is traded on NASDAQ OTC:BB, the under symbol "MXMX." On July 21, 2000 the last reported sale price for the common stock was $.75 per share. MediaX will pay the costs of registering the shares under this prospectus, including legal fees.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS BEFORE PURCHASING ANY OF THE COMMON STOCK OFFERED BY THIS PROSPECTUS.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is July __, 2000.

No Persons Have Been Authorized to Give Any Information or to Make Any Representations Other Than Those Contained or Incorporated by Reference in This Prospectus And, If Given or Made, Such Information or Representation Must Not Be Relied Upon as Having Been Authorized by MediaX. This Prospectus Does Not Constitute an Offer to Sell or a Solicitation of an Offer to Buy Any Securities Other Than Those to Which it Relates, or an Offer or Solicitation With Respect to Those Securities to Which it Relates to Any Persons in Any Jurisdiction Where Such Offer or Solicitation Would Be Unlawful. The Delivery of This Prospectus at Any Time Does Not Imply That The Information Contained or Incorporated by Reference Herein at Its Date Is Correct as of Any Time Subsequent to Its Date.


                                Table of Contents

Prospectus Summary.............................................................
Risk Factors...................................................................
Available Information..........................................................
Use of Proceeds................................................................
Determination of Offering Price................................................
Dilution.......................................................................
Selling Security Holders.......................................................
Plan of Distribution...........................................................
Legal Proceedings..............................................................
Directors, Executive Officers, Promoters and Control Persons...................
Security Ownership of Certain Beneficial Owners and Management.................
Description of Securities......................................................
Interest of Named Experts and Counsel..........................................
Disclosure on Commission Position on Indemnification for
  Securities Act Liabilities...................................................
Organization Within Last Five Years............................................
MediaX Corporation.............................................................
Management's Discussion and Analysis or Plan of Operation......................
Description of Property........................................................
Certain Relationships and Related Transactions.................................
Market for Common Equity and Related Stockholder Matters.......................
Executive Compensation.........................................................
Financial Statements...........................................................
Changes in and Disagreements with Accountants on
  Accounting and Financial Disclosure..........................................


Until ____, 2000 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

MEDIAX CORPORATION


MediaX Corporation, a Nevada corporation ("MediaX"), operates primarily in e-commerce, multimedia services and product development. MediaX has obtained rights to intellectual properties, and produces and publishes multimedia software and content mainly for the Internet and for Satellite broadcasting channels. As a principal part of its business, MediaX designs and hosts high-value celebrity web sites such as rodstewartlive.com and NSYNC.com and others. In February 1999, MediaX initiated amuZnet.com, an e-commerce site offering more than 300,000 entertainment titles on CDS, DVDs and videos by major record labels and studios and over 4,000 independent music labels for purchase on-line. MediaX purposely directs the high-traffic generated by the celebrity web sites through amuZnet.com with a simple link. This site is constantly updated and developed into a "destination site" serving increasing revenue streams through its e-commerce and third party advertising model.


In the future, MediaX plans to provide the same services on an interactive satellite channel, which will be launched in late 2000. Contracts are signed with EchoStar, one of the largest satellite providers, to implement this model for interactive satellite distribution.


MediaX is located at 3455 La Cienega Boulevard, Building C, Los Angeles, California 90016 and its telephone number is (310) 815-8002.


THE OFFERING


This prospectus covers 2,926,584 shares of MediaX common stock to be sold by the selling stockholders identified in this prospectus.

MediaX and Villabeach Investments Ltd. ("Villabeach") signed a private equity line of credit agreement ("credit agreement") dated April 26, 2000, for the future issuance and purchase of MediaX common stock. The investor, Villabeach, has committed up to $6 million to purchase MediaX common stock over a period of 36 months.

In general, the credit agreement works as follows. Once every 15 trading days, MediaX may request, at its discretion, up to $500,000 under the credit agreement (a "drawdown"). The drawdown amount is subject to an upward adjustment based on a formula of the common stock price over a particular trading period and average trading volume. For example, if MediaX common stock trades between $1.50 and $3.50 per share and the average 30-day trading volume exceeds 50,001 shares, but is less than 75,000 shares, MediaX may request up to a $750,000 drawdown from Villabeach under the Credit Agreement.

The formulas for determining the drawdown amounts, the number of shares MediaX will issue to Villabeach and the price per share paid by Villabeach are described in detail beginning on page 12 of this prospectus. Under the basic formula, Villabeach will receive a fourteen percent (14%) discount to the market price and MediaX will receive the purchase price less a 3.3% cash finder's fee to Triton West Group Inc. and an escrow agent fee of $1,000 per drawdown. MediaX agreed to file a registration statement covering 2,500,000 shares of its common stock in connection with the Credit Agreement. These 2,500,000 shares of common stock are included in this prospectus.

In connection with the credit agreement, MediaX issued to Villabeach a warrant to purchase 100,000 shares of common stock at an exercise price of $1.914. The common stock issuable to Villabeach upon exercise of the warrant is included in this prospectus.






MediaX and AMRO International, S.A. ("AMRO") signed a Common Stock Purchase Agreement ("purchase agreement") dated April 25, 2000. MediaX issued 326,584 shares of its common stock to AMRO and received $500,000 or $1.53 per share less a 5% cash finder's fee to Triton West Group Inc. and an escrow agent fee of $5,000. MediaX agreed in a registration rights agreement to use its best efforts to file and cause a registration statement covering the public offering and resale of the shares to become effective within 90 days. All of the shares received by AMRO under the purchase agreement are included in this registration statement. Under the purchase agreement, MediaX agreed to issue additional shares to AMRO if the market price of MediaX common stock is below $1.53 per share on the effective date of this registration statement. Based upon the recent market price of

MediaX common stock, $1.00 per share, MediaX would be required to issue an additional 254,811 shares of its common stock to AMRO under the terms of the purchase agreement. Additional material terms of the purchase agreement are described in detail beginning on page 14 of this prospectus.



RISK FACTORS

Before purchasing the shares offered by this prospectus, you should carefully consider the risks described below, in addition to the other information presented in this prospectus or incorporated by reference into this prospectus. If any of the following risks actually occur, they could adversely effect MediaX's business, financial condition or results of operations. In such case, the trading price of MediaX's common stock could decline and you may lose all or part of your investment.

MEDIAX HAS A LIMITED OPERATING HISTORY, HAS EXPERIENCED LOSSES, AND EXPECTS FUTURE LOSSES WHICH MAY AFFECT FUTURE PROFITS.

MediaX was formed in 1996, and began selling software products in 1997 and music related products through e-commerce in February 1999. Accordingly, MediaX has only a limited operating history on which to base an evaluation of its business and prospects. MediaX's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as e-commerce. Such risks include, but are not limited to, possible inability to respond promptly to changes in a rapidly evolving and unpredictable business environment and the risk of inability to manage growth. To address these risks, MediaX must, among other things, expand its customer base, successfully implement its new business and marketing strategies, continue to develop and upgrade its Web site and transaction-processing systems, provide superior customer service, respond to competitive developments, and attract and retain qualified personnel. If MediaX is not successful in addressing such risks, it will be materially adversely affected.

SINCE INCEPTION, MEDIAX HAS INCURRED SIGNIFICANT LOSSES, AND FOR THE YEAR ENDED DECEMBER 31, 1999 HAD ACCUMULATED LOSSES OF $13 MILLION.

For the year ended December 31, 1999, MediaX's net loss was $7,244,707. MediaX intends to invest heavily in marketing and promotion, technology, and development of its administrative organization. As a result, MediaX believes that it may incur substantial operating losses for the foreseeable future, and that the rate at which such losses may be incurred may increase significantly from current levels. Because MediaX has few sales and small product gross margins, achieving profitability given planned investment levels depends upon MediaX's ability to generate and sustain substantially increased revenue levels. There can be no assurance that MediaX will be able to generate sufficient revenues to achieve or sustain profitability in the future.

MEDIAX MAY REQUIRE ADDITIONAL CAPITAL IN THE FUTURE WHICH MAY NOT BE AVAILABLE.


At December 31, 1999, MediaX had a positive working capital of $1,087,082 as compared to negative working capital of $1,773,728 at December 31, 1998. MediaX's success and ongoing financial viability is contingent upon the success of its new business model, and the generation of related cash flows. There is no assurance that such contingencies will be met in the future to meet the capital needs of MediaX. Should there be any significant delays in the release of new products, or lack of acceptance in the marketplace for such products if released, or if MediaX's working capital needs otherwise exceed its resources, the adverse consequences would be severe. The generation of MediaX's current growth and the expansion of the MediaX's current business involve significant financial risk and require significant capital investment.


Further, MediaX anticipates that its available cash resources combined with the maximum stock purchase amount in its agreements with Villabeach and AMRO will be sufficient to meet its anticipated working capital and capital expenditure requirements for the next twelve months. However, a decline in the trading volume or price of its common stock may reduce the purchase price of MediaX common stock, as set forth under the agreements, and therefore, money available to MediaX.

MEDIAX MAY BE UNABLE TO CONTINUE TO OPERATE AS A GOING CONCERN.


MediaX has experienced recurring net losses and has limited liquid resources. Management's intent is to increase MediaX's sales and to continue searching for additional sources of capital. In the interim, MediaX will continue operating with minimal overhead and administrative functions will be provided by key employees and consultants, some of whom are compensated primarily in the form of MediaX's common stock. MediaX may need to utilize its common stock to fund some of its operations through fiscal 2000. The financial statements included herein have been presented under the assumption that MediaX will continue as a going concern.


MEDIAX'S OPERATIONS ARE DEPENDENT ON CONTINUED GROWTH OF ONLINE COMMERCE.

MediaX's long-term viability is substantially dependent upon the widespread consumer acceptance and use of the Internet as a medium of commerce. Use of the Internet as a means of effecting retail transactions and as an advertising media is at an early stage of development, and demand and market acceptance for recently introduced services and products over the Internet is very uncertain. MediaX cannot predict the extent to which consumers will be willing to shift their purchasing habits from traditional retailers to online retailers. The Internet may not become a viable commercial marketplace. In addition, the Internet's viability as a commercial marketplace could be adversely affected by delays in the development of services or due to increased government regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and could adversely affect usage of the Internet generally and MediaX in particular. Moreover, adverse publicity and consumer concern about the security of transactions conducted on the Internet and the privacy of users may also inhibit the growth of commerce on the Internet. If the use of the Internet does not continue to grow or grows more slowly than expected, or if the infrastructure for the Internet does not effectively support growth that may occur, MediaX would be materially adversely affected.

THE MULTI-MEDIA AND INTERNET MARKETS ARE HIGHLY COMPETITIVE AND MEDIAX MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST INCREASED COMPETITION IN THIS AREA.

MediaX is a minor participant among companies which engage in multimedia and Internet content development. Many of these companies have significantly greater capitalization and experience in this industry. The online commerce market is new, rapidly evolving and intensely competitive, and MediaX expects that competition will further intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites at a relatively low cost. In addition, the broader retail music industry is intensely competitive. MediaX currently competes with a variety of companies, including other established online vendors and traditional retailers of entertainment, music and multimedia products. Many of these traditional retailers also support dedicated Web sites which compete directly with MediaX.

There can be no assurance that MediaX will be able to compete successfully against current and future competitors. New technologies and the expansion of existing technologies may increase the competitive pressures of MediaX.

MEDIAX IS SUBSTANTIALLY DEPENDENT ON KEY PERSONNEL AND MAY NOT BE ABLE TO HIRE AND RETAIN SUFFICIENT TECHNICAL AND SUPPORT PERSONNEL THAT IT REQUIRES TO SUCCEED.

MediaX's success is substantially dependent on the ability and experience of its senior management and other key personnel, particularly Nancy Poertner, President, and Rainer Poertner, Chairman of the Board. Moreover, to accommodate its anticipated growth, MediaX may need to expand its employee base. Competition for personnel, particularly persons having software development and other technical expertise, is intense, and there can be no assurance that MediaX will retain existing personnel or hire additional, qualified personnel. The inability of MediaX to retain and attract the necessary personnel or the loss of services of any of its key personnel could have a material adverse effect on MediaX.

MEDIAX INCREASINGLY RELIES ON STRATEGIC ALLIANCES AND ONLINE AND TRADITIONAL ADVERTISING TO ATTRACT USERS TO ITS WEB SITE, AND THEREFORE, MAINTAIN PROFITABILITY.


MediaX has entered into strategic alliances with AOL, and Yahoo!, Microsoft and RealNetworks. MediaX's ability to generate increased revenues largely will depend on increased traffic, advertising and purchases through these alliances. There can be no assurance that MediaX's strategic alliances will generate a substantial number of new customers or net sales or that MediaX's infrastructure will be sufficient to handle the increased traffic and advertising that may result therefrom. Moreover, there can also be no assurance that MediaX will be able to successfully renew advertising programs or maintain its strategic alliances beyond their initial terms or that additional third-party alliances will be available to MediaX on acceptable commercial terms or at all. MediaX expects to promote its brand name through a campaign that includes online and radio advertising. The inability to maintain and further develop its advertising campaign or strategic alliances could have a material adverse effect on MediaX.


SYSTEM FAILURES MAY DELAY OR SUSPEND MEDIAX'S OPERATIONS.


MediaX's business is dependent on the efficient and uninterrupted operation of its computer and communications hardware systems. MediaX's systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. Any system interruptions, including any interruptions in MediaX's Internet connections or internal systems problems, that result in the unavailability of MediaX's Web site or reduced transaction processing performance would reduce the attractiveness of MediaX's product offerings and could, therefore, materially adversely affect MediaX. Substantially all of MediaX's computer and communications hardware is located at two leased facilities in Santa Cruz, CA.


MEDIAX'S ONLINE COMMERCE BUSINESS IS SUBJECT TO SECURITY RISKS.

A significant barrier to online commerce is concern regarding the security of transmission of confidential information. MediaX relies on outside third parties to facilitate the secure transmission of confidential information, such as customer credit card numbers. Nevertheless, MediaX's infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems. A party who is able to circumvent MediaX's security measures could misappropriate proprietary information or cause interruptions in MediaX's operations. To the extent that activities of MediaX or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, such security breaches could expose MediaX to a risk of loss or litigation and possible liability. Therefore, MediaX may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. There can be no assurance that MediaX's security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on MediaX.

MEDIAX'S COMMON STOCK PRICE IS HIGHLY VOLATILE AND MAY ADVERSELY AFFECT THE MARKET PRICE OF SUCH STOCK.

The market price of the common stock has been, and is likely to remain, highly volatile as is frequently the case with unseasoned public companies and Internet companies in particular. Quarterly operating losses of MediaX, deviations in losses of operations from estimates of securities analysts, changes in general conditions in the economy, in Internet commerce and in the music retailing industry, or other developments affecting MediaX or its competitors could cause the market price of the common stock to fluctuate substantially. The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations that occur following completion of this offering may adversely affect the market price of the common stock.

MEDIAX IS SUBJECT TO GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES WHICH MAY ADVERSELY AFFECT ITS OPERATIONS.

MediaX is subject, both directly and indirectly, to various laws and regulations relating to its business, although there are few laws or regulations directly applicable to access to the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet. Such laws and regulations may cover issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The enactment of any additional laws or regulations may impede the growth of the Internet which could, in turn, decrease the demand for MediaX's products and services and increase MediaX's cost of doing business, or otherwise have an adverse effect on MediaX.

The applicability to the Internet of existing laws in various jurisdictions is uncertain and could expose MediaX to substantial liability. The laws of certain foreign countries provide the owner of copyrighted products with the exclusive right to expose, through sound and video samples, copyrighted items for sale to the public and the right to distribute such products. Any new legislation or regulation, or the application of existing laws and regulations to the Internet could have a material adverse effect on MediaX.

MediaX believes that its use of third party material on its Web sites is permitted under current provisions of copyright law. However, legal rights to certain aspects of Internet content and commerce are not clearly settled and MediaX's ability to rely upon one or more exemptions or defenses under copyright law is uncertain. There can be no assurance that MediaX will be able to continue to provide rights to such information. The failure to be able to offer such information could have a material adverse effect on MediaX.

In addition, several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission (the "FCC") in the same manner as other telecommunications services. For example, America's Carriers Telecommunications Association has filed a petition with the FCC for this purpose. In addition, because the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure and many areas with high Internet use have begun to experience interruptions in phone service, local telephone carriers, such as Pacific Bell, have petitioned the FCC to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on such providers. If either of these petitions are granted, or the relief sought therein is otherwise granted, the costs of communicating on the Internet could increase substantially, potentially slowing the growth in use of the Internet. Any such new legislation or regulation or application or interpretation of existing laws could have a material adverse effect on MediaX's business, results of operations and financial condition.

Further, in April 2000, the Children's Online Privacy Protection Act of 1998, 16 CFR Part 312 ("COPPA"), became effective. COPPA, which applies to commercial web sites and online services directed to or that knowingly collect information from children under 13, imposes liability for web sites who do not follow substantial safeguards and formalities in the collection of information. Although MediaX believes that COPPA does not directly apply to it and that the cost of compliance is minimal, any changes in the existing regulation or in MediaX's websites could result in substantial compliance costs and/or liability for MediaX.

MEDIAX MAY FACE POSSIBLE LIABILITY FOR PUBLISHING OR DISTRIBUTING CONTENT OVER THE INTERNET.

Due to the fact that MediaX may be considered a publisher or distributor of both its own and third party content, there is a potential that claims will be made against MediaX for defamation, negligence, copyright or trademark infringement, invasion of privacy and publicity, unfair competition or other theories based on the nature and content of such material. Such claims have been brought, and sometimes successfully pressed, against online services in the past. For example, claims could be made against MediaX if material deemed inappropriate for viewing by young children could be accessed through MediaX Web sites. Although MediaX carries general liability insurance, MediaX's insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify MediaX for all liability that may be imposed. Any cost or imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on MediaX.

MEDIAX RELIES PRIMARILY ON ONE PROVIDER FOR ORDER FULFILLMENT OF RECORDED MUSIC TITLES AND OTHER RELATED PRODUCTS, LOSS OF WHICH MAY ADVERSELY AFFECT OPERATIONS.

MediaX has no fulfillment operation or facility of its own and, accordingly, is dependent upon maintaining its existing relationship or establishing a new fulfillment relationship with one of the few other fulfillment operations. There can be no assurance that MediaX will maintain its current relationship with its primary fulfillment vendor beyond the term of its existing agreement which expires on December 18, 2001 or that it will be able to find an alternative, comparable vendor capable of providing fulfillment services on terms satisfactory to MediaX should its relationship with its current fulfillment vendor terminate. An unanticipated termination of MediaX's relationship with its current fulfillment vendor could materially adversely affect MediaX's results of operations.

MEDIAX'S COMMON STOCK IS TRADED ON A LIMITED PUBLIC MARKET, WHICH MAY IMPACT STOCKHOLDERS' ABILITY TO LIQUIDATE THEIR INVESTMENTS.

MediaX's common stock is traded on the Nasdaq OTC Bulletin Board which tends to be comprised of small businesses of regional interest with limited trading activity. Although MediaX intends to submit an application to list the common stock on Nasdaq's National Market System or Small Cap System as soon as it meets the listing qualifications, there can be no assurance that MediaX's securities will qualify for listing on Nasdaq's National Market System or Small Cap System or on any other exchange.


THERE MAY BE SUBSTANTIAL DILUTIVE EFFECTS FROM THE EQUITY LINE OF CREDIT AGREEMENT WITH VILLABEACH AND THE PURCHASE AGREEMENT WITH AMRO.

The sale of stock pursuant to the equity line of credit agreement with Villabeach and the repricing mechanism in the purchase agreement with AMRO may have a dilutive impact on our stockholders. As a result, our net income per share could be materially decreased, or net loss per share materially increased, in future periods and the market price of our common stock could be materially and adversely affected. The shares of common stock to be issued under the equity line of credit agreement, will be issued at a discount to the then-prevailing market price of the common stock. Similarly, under the repricing mechanism in the purchase agreement with AMRO, if our common stock trades at less than $1.53 on the effective date of this registration statement, we may need to issue additional shares to AMRO. The discounted sales to Villabeach and the repricing mechanism under the purchase agreement with AMRO could have an immediate adverse effect on the market price of the common stock.

Further, investors should be aware that:

a) the lower the average trading price of our common stock at the time of offering of the securities pursuant to the credit agreement with Villabeach and at the time of the repricing event under the purchase agreement with AMRO, the greater the number of securities that will be issued by us and the greater the dilution that will be incurred by existing shareholders;

b) the perceived risk of dilution may cause selling shareholders, as well as other holders, to sell their shares, which would contribute to downward movement in the stock price for our shares;

c) significant downward pressure on the trading price of our common stock could result from arrangements with Villabeach and AMRO, since they could provide an incentive for investors to engage in short sales which might further contribute to progressive price declines in our common stock.

d) the dilution to current shareholders resulting from the terms of the transactions with Villabeach and AMRO described in this prospectus could be as great as 20%, assuming a "worst-case scenario" such as a 75% decline in the market price of our common stock from recent levels. See also the section titled "Dilution" on page 11 of this prospectus.


MEDIAX HAS NEVER DECLARED OR PAID ANY DIVIDENDS ON THE COMMON STOCK AND DOES NOT ANTICIPATE PAYING ANY CASH DIVIDENDS ON THE COMMON STOCK IN THE FORESEEABLE FUTURE.

AVAILABLE INFORMATION

MediaX files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document MediaX files with the Commission at the Commission's Public Reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. MediaX's Commission filings are also available to the public at the Commission's web site at http://www.sec.gov.

You may also request a copy of these filings, at no cost, by writing or telephoning as follows:

MediaX Corporation
Attention: Investor Relations
3455 La Cienega Boulevard, Building C
Los Angeles, CA  90016
  (310) 815-8002


This prospectus is part of a registration statement on Form SB-2 MediaX filed with the SEC under the Securities Act. You should rely only on the information or representations provided in this prospectus. MediaX has not authorized anyone to provide you with different information other than the information contained in this prospectus. MediaX is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the matters discussed in this prospectus are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such forward looking statements. Such risks and uncertainties include, without limitation, MediaX's dependence on the timely development, introduction and customer acceptance of products, the impact of competition and downward pricing pressures, the ability of MediaX to generate revenues and raise any needed capital, the effect of changing economic conditions, and risks in technology development.

USE OF PROCEEDS

MediaX will not receive any of the proceeds for the sale of the shares by Villabeach that were obtained under the Private Equity Line of Credit Agreement. MediaX will not receive any of the proceeds for the sale of the shares by AMRO under the Common Stock Purchase Agreement. However, MediaX will receive the sale price of common stock sold under such agreements described in this prospectus and upon the exercise of the warrants held by Villabeach if it pays the exercise price in cash. MediaX expects to use the proceeds of any such sales for general working capital purposes.

DETERMINATION OF OFFERING PRICE

Not applicable.

DILUTION


The issuance of further shares to AMRO under the repricing mechanism in the purchase agreement, the issuance of further shares to Villabeach under the credit agreement, and the eligibility of issued shares for resale will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest will be diluted by the issuance of additional shares to Villabeach or AMRO.

At March 31, 2000, the net tangible book value per share of our common stock was ($0.22) per share. As a comparison, investors in this offering will most likely pay significantly more than our net tangible book value per share. Accordingly, investors will suffer substantial and immediate dilution. For example, assuming that

- on March 31, 2000 we issued a total of 2,519,379 shares to Villabeach and AMRO for $6,500,000 under the equity line of credit and purchase agreement at $2.58 per share, which is 86% of the closing price of our common stock on March 31, 2000 and reflects Villabeach's and AMRO's 14% discount; and

- on March 31, 2000 you purchased shares under this prospectus for $3.00 per share, which is the closing price of our common stock on March 31, 2000;

our pro forma net tangible book value as of March 31, 2000 would have been $4,942,704, or $.52 per share. This would represent an immediate increase in the pro forma net tangible book value of $.74 per share to existing shareholders on March 31, 2000 and would represent dilution to you of approximately $2.26 per share. The actual dilution to you may be greater or less than this example, depending on the actual price you pay for the shares, the actual prices at which we issue shares to Villabeach under the equity line of credit and how many vested options and/or outstanding warrants have been exercised at the time of your investment.

There are outstanding options or warrants to purchase in the aggregate 2.8 million shares of the Company's common stock at prices ranging from $.27 to $22.00 per share and a $1,700,000 convertible debenture. Furthermore, we may issue additional shares, stock options and warrants and we may grant additional stock options to our employees, officers, directors and consultants under our stock plan, any of which may further dilute our net tangible book value.

On June 30, 2000, our stock price had declined to $.94 per share. Using March 31, 2000 as a baseline, the following table provides a detailed sensitivity analysis of the potential dilutive effects to an investor caused by various market price declines of 25%, 50% and 75% and our agreements with Villabeach and AMRO.



----------------------------------------------------------------------------------
                Net tangible                        # of additional
                book value                          shares issued
                after                               to AMRO under     Dilution
                Villabeach and    # share issued    repricing         to investor
Share price     AMRO transaction  to Villabeach     mechanism         per share
----------------------------------------------------------------------------------
$3.00           $4,942,704        2,325,581               0           $2.26
----------------------------------------------------------------------------------
$2.25           $4,942,704        3,100,775          63,934           $1.54
----------------------------------------------------------------------------------
$1.50           $4,942,704        4,651,163         193,798           $ .86
----------------------------------------------------------------------------------
$ .75           $4,942,704        9,302,326         575,432           $ .24
----------------------------------------------------------------------------------



SELLING SECURITY HOLDERS

Villabeach Investments Ltd.


Villabeach Investments Ltd. ("Villabeach") is engaged in the business of investing in publicly traded investment securities for its own account. Villabeach is located at Aeulestrasse 74, FL-9490 Vaduz, Liechtenstein. Investment decisions for Villabeach are made by its board of directors. Neil Galloway has sole voting and investment power with respect to Villabeach's securities, subject to the direction of the board of directors. Mr. Galloway's address is 3 Boulevard du Jardin, Exotique, Monaco. Other than the warrants MediaX issued to Villabeach in connection with the closing of the Private Equity Line of Credit Agreement, Villabeach does not currently own any securities of MediaX. Other than its obligation to purchase common stock of MediaX under the Private Equity Line of Credit Agreement, it has no other commitments or arrangements to purchase or sell any of MediaX's securities. There are no business relationships between Villabeach and MediaX other than the Equity Line of Credit Agreement. A discussion of the material terms of the agreements with Villabeach is included below and copies of the complete agreements are attached as exhibits to this registration statement.

MediaX and Villabeach signed a private equity line of credit agreement ("credit agreement") dated April 26, 2000, for the future issuance and purchase of MediaX common stock. The investor, Villabeach, has committed up to $6 million to purchase MediaX common stock over a period of 36 months. In connection with the credit agreement, the parties entered a escrow agreement and registration rights agreement and MediaX issued a warrant to Villabeach.

The escrow agreement with Villabeach established a multiple part closing mechanism. At the initial closing in April 2000, MediaX delivered the originals of the material documents, including the warrant, and fees to Triton West Group, Inc. and Villabeach's attorneys. For each drawdown under the credit agreement, the escrow agreement coordinates the delivery of the investment funds by the investor, Villabeach, delivery of stock certificates by MediaX, and the payment of fees to Triton West Group, Inc. and Villabeach's attorneys. Triton West Group, Inc. is a British Virgin Islands corporation that served as a finder between MediaX and Villabeach. Triton West Group, Inc. is not a registered broker-dealer. The only function discharged by Triton West Group, Inc. was to introduce the parties to one another. There were no other finders, placements agents or other intermediaries involved in the transaction. Triton West Group, Inc. did not have any responsibilities in these transactions save and except providing the introduction between MediaX and the investors. Under the private equity line of credit agreement between MediaX and Villabeach, Triton West Group, Inc. received a finder's fee of 5,000 shares of MediaX common stock and will receive a finder's fee equal to: (i) as to each of the initial six puts, if any, .3333% of the commitment amount (approximately $20,000) plus three percent (3%) of the applicable drawdown request; and (ii) as to each subsequent put thereafter, if any, three percent (3%) of the applicable drawdown request.

In the registration rights agreement, MediaX agreed to file a registration statement covering 2,500,000 shares of its common stock and to use its best efforts to cause the registration statement to become effective within 90 days. Moreover, if the registration statement is not declared effective by September 30, 2000, the credit agreement shall terminate and MediaX must pay Villabeach $25,000 as liquidated damages. MediaX agreed to maintain the effectiveness of the registration statement until all of the securities to be acquired by Villabeach under the credit agreement are free from any restriction on their transfer. These 2,500,000 shares of common stock are included in this prospectus.

In connection with the credit agreement, MediaX issued to Villabeach a warrant to purchase 100,000 shares of common stock at an exercise price of $1.914. The common stock issuable to Villabeach upon exercise of the warrant is included in this prospectus.

In general, the credit agreement works as follows. Once every 15 trading days, MediaX may request, at its discretion, up to $500,000 under the credit agreement (a "drawdown"). The drawdown amount is subject to an upward adjustment based on a formula of the common stock price over a particular trading period and average trading volume. For example, if MediaX common stock trades between $1.50 and $3.50 per share and the average 30-day trading volume exceeds 50,001 shares, but less than 75,000 shares, MediaX may request up to a $750,000 drawdown from Villabeach under the Credit Agreement.

The formulas for determining the drawdown amounts, the number of shares MediaX will issue to Villabeach and the price per share paid by Villabeach are summarized in the tables below. Under the basic formula, Villabeach will receive a fourteen percent (14%) discount to the market price and MediaX will receive the purchase price less a 3.3% cash finder's fee to Triton West Group Inc. and an escrow agent fee of $1,000 per drawdown.

MediaX can make a drawdown request of $500,000. If the stock bid price and average 30 day trading volume are within the ranges in the table below, MediaX can make a larger drawdown request and Villabeach is obligated to purchase such greater dollar amount of MediaX common stock. For example, if MediaX common stock trades at $10.00 per share and has an average 30 days trading volume of over 100,001 shares, then MediaX can make a $2,000,000 drawdown request. Under this example, Villabeach is obligated to purchase 232,558 shares at $8.60 per share for gross proceeds to MediaX of $2,000,000.



-------------------------------------------------------------------------------------------------
                        20,000-50,000      50,001-75,000     75,001-100,000      100,001-Above
  Stock Bid Price      Avg. 30 Trading    Avg. 30 Trading    Avg. 30 Trading    Avg. 30 Trading
                         Day Volume         Day Volume         Day Volume         Day Volume
-------------------------------------------------------------------------------------------------
     1.50-3.50             $500,000           $750,000         $1,000,000         $1,250,000
-------------------------------------------------------------------------------------------------
     3.51-5.00             $750,000         $1,000,000         $1,250,000         $1,500,000
-------------------------------------------------------------------------------------------------
     5.01-6.50           $1,000,000         $1,250,000         $1,500,000         $1,750,000
-------------------------------------------------------------------------------------------------
     6.51-8.00           $1,250,000         $1,500,000         $1,750,000         $1,750,000
-------------------------------------------------------------------------------------------------
     8.01-9.50           $1,500,000         $1,750,000         $1,750,000         $2,000,000
-------------------------------------------------------------------------------------------------
     9.51-Above          $1,750,000         $1,750,000         $2,000,000         $2,000,000
-------------------------------------------------------------------------------------------------



On June 30, 2000, our stock price had declined to $.94 per share. Using March 31, 2000 as a baseline, the following table illustrates the number of shares MediaX will issue to Villabeach and the price paid per share giving effect to various market price declines of 25%, 50% and 75%.

---------------------------------------------------------------------------------------
                                                                      Ratio of newly
                                                                      issued shares
                Dollar amount                       Price per share   to shares
                received by       # shares issued   paid by           outstanding at
Share price     MediaX            to Villabeach     Villabeach        March 31, 2000
---------------------------------------------------------------------------------------
$3.00           $500,000          193,798           $2.58                    3%
---------------------------------------------------------------------------------------
$2.25           $500,000          257,732           $1.94                    4%
---------------------------------------------------------------------------------------
$1.50           $500,000          387,597           $1.29                    6%
---------------------------------------------------------------------------------------
$ .75           $500,000          769,231           $ .65                   11%
---------------------------------------------------------------------------------------



Moreover, the credit agreement includes the following features which may have an economic impact on MediaX and its shareholders.

Limitation on number or percentage of shares that may be acquired by Villabeach. The credit agreement contains terms that restrict Villabeach's ownership of MediaX common stock and warrants. This is so that MediaX cannot make a drawdown to the extent that such a purchase would result in beneficial ownership by Villabeach or its affiliates of more than 9.9% of the then outstanding common stock. This limitation only restricts that amount of shares that Villabeach and its affiliates may own at a specific time. Accordingly, the only limit on the aggregate amount of stock that Villabeach could acquire at any one time would be 9.9% of the then outstanding common stock. However, over time through a series of purchases and sales, Villabeach might purchase and resell shares representing more than 9.9% of the then outstanding common stock. Because this prospectus only covers 2,500,000 shares of common stock and our recent share price is near $1.00 per share, MediaX will only be able to drawdown approximately $2,150,000 under the credit agreement. Moreover, the $2,150,000 drawdown would need to be spaced over not less than 5 drawdown requests and at least 75 trading days. The market price of our securities would need to decline to $.49 per share (with Villabeach paying $.42 per share) before all the shares we are registering for Villabeach (2,500,000 shares, excluding the shares underlying the $1.94 warrants) are used up by the $6,000,000 drawdown requests.

Additional shares and blackout period. The credit agreement contains terms that require MediaX to issue additional shares to Villabeach in connection with a drawdown request under narrow circumstances referred to as a blackout period. The term blackout period is defined in the registration rights agreement. It generally refers to situations where a statutory underwriter, such as Villabeach, would be precluded from selling the shares covered by this prospectus because there has been a material change in the business of the issuer which is not disclosed in the current registration statement. Under the narrow circumstances where a blackout period occurs within 5 trading days of a drawdown request and the trading price of our common stock is greater on the trading day prior to the blackout period than on the first trading day following the blackout period, then MediaX is obligated to issue additional shares to Villabeach. These terms do not change the dollar amount of the drawdown received by MediaX, but do protect Villabeach under the circumstances set forth above.

Threshold price and no short sales. The credit agreement provides that MediaX controls the timing and the price at which it will sell its common stock to Villabeach. In connection with any drawdown request, MediaX can indicate the lowest market price at which it will sell its common stock to Villabeach. For example, MediaX management may decide not to drawdown under the credit agreement if its share price falls below management's target price. Moreover, during the term of the credit agreement, Villabeach and its affiliates shall not engage in short sales of MediaX's common stock. MediaX expects that Villabeach will place orders to sell its common stock upon receipt of a drawdown request and that such activity by Villabeach may exert downward pressure on the price of MediaX common stock, but under applicable SEC and NASD rules this activity is not deemed to be a "short sale".


AMRO International, S.A.


AMRO International, S.A. ("AMRO") is engaged in the business of investing in publicly traded investment securities for its own account. AMRO is located at AMRO International, S.A., c/o Ultra Finanz AG, Grossmuensterplatz 6 AG, Zurich CH-8022 Switzerland. Investment decisions for AMRO are made by its board of directors Mark Perkins has sole voting and investment power with respect to AMRO's securities, subject to the direction of the board of directors. Mr. Perkin's address is 20 Boulevard Princesse Charlotte, Monte Carlo, Monaco. AMRO owns 326,584 shares of common stock of MediaX. AMRO has no other commitments or arrangements to purchase or sell any of MediaX's securities. There are no business relationships between AMRO and MediaX other than the Common Stock Purchase Agreement. A discussion of the material terms of the agreements with AMRO is included below and copies of the complete agreements are attached as exhibits to this registration statement.

MediaX and AMRO International, S.A. ("AMRO") signed a common stock purchase agreement ("purchase agreement") dated April 25, 2000. MediaX issued 326,584 shares of it common stock to AMRO and received $500,000 or $1.53 per share less a 5% cash finder's fee to Triton West Group Inc. and an escrow agent fee of $5,000. In connection with the purchase agreement, the parties entered a escrow agreement and registration rights agreement.

In the registration rights agreement, MediaX agreed to use its best efforts to file and cause a registration statement covering the public offering and resale of the shares to become effective within 90 days. All of the shares received by AMRO under the purchase agreement are included in this registration statement. Under the purchase agreement, MediaX agreed to issue additional shares to AMRO if the market price of MediaX common stock is below $1.53 per share on the effective date of this registration statement. Based upon the current market price of MediaX common stock, $1.00 per share, MediaX would be required to issue an additional 254,811 shares of its common stock to AMRO under the terms of the purchase agreement.

The escrow agreement with AMRO established a mechanism under which AMRO delivered $500,000 and executed originals of the material documents to the escrow agent. Moreover, the escrow agreement allowed MediaX to deliver a share certificate with a Rule 144 legend for 326,584 shares and executed originals of the relevant documents. The escrow arrangements also allowed the attorney for AMRO and Triton West Group, Inc. to collect their fees. Triton West Group, Inc. is a British Virgin Islands corporation that served as a finder between MediaX and AMRO. Triton West Group, Inc. is not a registered broker-dealer. The only function discharged by Triton West Group, Inc. was to introduce the parties to one another. There were no other finders, placements agents or other intermediaries involved in the transaction. Triton West Group, Inc. did not have any responsibilities in these transactions save and except providing the introduction between MediaX and the investors. Under the common stock purchase agreement between MediaX and AMRO, Triton West Group, Inc. received a finder's fee of $25,000.

The table below sets forth the information about the selling security holders, including their name, address, any position, office, or other material relationship which the selling security holder has had within the past three years with MediaX or any of its predecessors or affiliates, the amount of securities of the class owned before this offering, the amount to be offered, the amount and percentage of the class of securities to be owned by such security holder after the offering is complete.



-----------------------------------------------------------------------------------------------
        (1)                    (2)                  (3)               (4)            (5)
                                                                                  Amount and
                                                 Amount and                    Percentage to be
                       Name and Address of       Nature of          Percent     Owned After the
   Title of Class        Beneficial Owner     Beneficial Owner      of Class        Offering
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
$.0001 par value      AMRO International       326,584 shares*         4%            0
common stock          S.A.
                      c/o Ultra Finanz AG
                      Grossmuensterplatz 6
                      Zurich CH-8022
                      Switzerland
-----------------------------------------------------------------------------------------------
$.0001 par value      Villabeach               100,000 shares        < 1%          Unknown
common stock          Investments Limited
underlying warrants   c/o Dr. Batliner &
                      Partner
                      Aeulestrasse 74
                      FL-9490 Vaduz,
                      Liechtenstein
-----------------------------------------------------------------------------------------------
$.0001 par value      Villabeach              2,500,000 shares**    26%**          Unknown
common stock          Investments Limited
                      c/o Dr. Batliner &
                      Partner
                      Aeulestrasse 74
                      FL-9490 Vaduz,
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                      Liechtenstein
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------



------------------
* Under the purchase agreement, MediaX agreed to issue additional shares to AMRO if the market price of MediaX common stock is below $1.53 per share on the effective date of this registration statement. Based upon the current market price of MediaX common stock, $1.00 per share, MediaX would be required to issue an additional 254,811 shares of its common stock to AMRO under the terms of the purchase agreement. However, only 326,584 shares are presently owned by AMRO. All 326,584 shares are covered by this prospectus.

** Villabeach does not currently own any securities of MediaX. However, MediaX and Villabeach signed a private equity line of credit agreement ("Credit Agreement") dated April 26, 2000, for the future issuance and purchase of MediaX common stock. The investor, Villabeach, has committed up to $6 million to purchase MediaX common stock over a period of 36 months. MediaX agreed to file a registration statement covering 2,500,000 shares of its common stock in connection with the credit agreement. These 2,500,000 shares of common stock are included in this prospectus. Although 2,500,000 shares would represent 26% of the issued and outstanding common stock of MediaX, the credit agreement contains terms that restrict Villabeach's ownership of MediaX common stock and warrants so that MediaX cannot make a drawdown (a "Put") to the extent that such a purchase would result in beneficial ownership by Villabeach or its affiliates of more than 9.9% of the then outstanding common stock.


PLAN OF DISTRIBUTION

General


Villabeach is offering the common shares for its account as statutory underwriter, and not for our account. MediaX will not receive any proceeds from the sale of common shares by Villabeach. Villabeach may be offering for sale up to 2,500,000 common shares acquired by it pursuant to the terms of the credit agreement and the warrants MediaX issued to it in connection with the transaction. Villabeach has agreed to be named as a statutory underwriter within the meaning of the Securities Act of 1933 in connection with such sales of common shares and will be acting as an underwriter in its resales of the common shares under this prospectus. Villabeach has, prior to any sales, agreed not to effect any offers or sales of the common shares in any manner other than as specified in the prospectus and not to purchase or induce others to purchase common shares in violation of any applicable state and federal securities laws, rules and regulations and the rules and regulations of the principal trading market of MediaX.

To permit Villabeach to resell the common shares issued to it under the credit agreement, MediaX agreed to register those shares and to maintain that registration. To that end, MediaX agreed with Villabeach that MediaX will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act and the rules and regulations promulgated thereunder, in order to keep it effective until the earliest of any of the following dates:


        - the date after which all of the common shares held by Villabeach or its transferees that are covered by the registration statement have been transferred to persons who may trade such shares without restriction under the Securities Act of 1933 and MediaX has delivered new certificates or other evidences of ownership of such common shares without any restrictive legend;

        - the date after which all of the common shares held by Villabeach or its transferees that are covered by the registration statement have been sold by Villabeach or its transferees pursuant to such registration statement;



        - the date after which none of the common shares held by Villabeach that are covered by the registration statement are or may become issued and outstanding.

Shares of common stock offered through this prospectus may be sold from time to time by Villabeach, AMRO or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods. The selling stockholders will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. MediaX is not aware of any existing arrangement between any selling stockholder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of shares of common stock which may be sold by selling stockholders through this prospectus.

        The common shares may be sold in one or more of the following manners:

        - a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

        - purchases by a broker or dealer for its account under this prospectus; or

        - ordinary brokerage transactions and transactions in which the broker solicits purchases.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Except as disclosed in a supplement to this prospectus, no broker-dealer will be paid more than a customary brokerage commission in connection with any sale of the common shares by the selling stockholders. Brokers or dealers may receive commissions, discounts or other concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale. The compensation to a particular broker-dealer may be in excess of customary commissions. Profits on any resale of the common shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if they act as agent for the purchaser of such common shares, from such purchaser).

Broker-dealers may agree with the selling stockholders to sell a specified number of common shares at a stipulated price per share, and, to the extent such a broker dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold common shares at price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire common shares as principal may thereafter resell such common shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common shares commissions computed as described above. Such brokers or dealers and any other participating brokers or dealers may be deemed to be underwriters in connection with such sales.


MediaX will not receive any of the proceeds from the sale of these common shares, although MediaX has paid the expenses of preparing this prospectus and the related registration statement of which it is a part, and has reimbursed Villabeach $10,000 and AMRO $5,000 for their legal, administrative and escrow costs.


Selling stockholders are subject to the applicable provisions of the Exchange Act, including without limitation, Rule 10b-5 thereunder. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common shares may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the common shares to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition, in connection with the transactions in the common shares, selling stockholders and MediaX will be subject to applicable provisions of the Exchange Act and the rules and regulations under that Act, including, without limitation, the rules set forth above. These restrictions may affect the marketability of the common shares.

The selling stockholders will pay all commissions and certain other expenses associated with the sale of the common shares.

The price at which MediaX will issue the common shares to Villabeach under the Private Equity Line of Credit Agreement will be 86% of the single lowest daily price traded on the OTC Electronic Bulletin Board, for each day in the pricing period with respect to each put.

Limited Grant of Registration Rights


MediaX granted registration rights to Villabeach and AMRO to enable them to sell the common stock acquired under the credit agreement and purchase agreement, respectively. In connection with any such registration, MediaX will have no obligation -


        - to assist or cooperate with Villabeach or AMRO in the offering or disposition of such shares;

        - to indemnify or hold harmless the holders of any such shares (other than Villabeach or AMRO) or any underwriter designated by such holders;

        - to obtain a commitment from an underwriter relative to the sale of any such shares; or

        -   to include such shares within any underwritten offering we do.

MediaX will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

MediaX will use its best efforts to file, during any period during which we are required to do so under our registration rights agreement with Villabeach and AMRO, one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing

        -   the name of any broker-dealers;

        -   the number of common shares involved;

        -   the price at which the common shares are to be sold;

        - the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;

        - that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

        -   any other facts material to the transaction.

The registration rights agreements with Villabeach and AMRO permits MediaX to restrict the resale of the shares they have purchased from us under their respective agreements for a period of time sufficient to permit us to amend or supplement this prospectus to include material information. If MediaX restricts Villabeach or AMRO for more than 30 consecutive days and our stock price declines during the restriction period, we are required to pay the parties cash to compensate for its inability to sell shares during the restriction period. The amount MediaX would be required to pay would be the difference between our stock price on the first day of the restriction period and the last day of the restriction period, for each share held by Villabeach or AMRO during the restriction period that has been purchased under the agreements.

LEGAL PROCEEDINGS

Valley Media, Inc. ("Valley") commenced an arbitration proceeding against MediaX for breach of contract in relation to an order fulfillment contract and related license agreement. MediaX participated in the arbitration while reserving the right to challenge the scope of the arbitrator's authority and the arbitration provision in the written agreement. On March 6, 2000, MediaX was ordered to pay an arbitration award of $170,000 plus costs of approximately $13,000 to an order fulfillment company. MediaX is in the process of challenging the arbitrator's authority and the arbitration provisions in the written agreement. MediaX intends to vigorously appeal any adverse ruling.

There are no other legal proceedings in which MediaX is involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and executive officers of MediaX, their ages, positions held in MediaX, and duration as such, are as follows:

         NAME         AGE           POSITION HELD AND TENURE
         ----         ---           ------------------------
Nancy Poertner        44            President, Secretary and
                                    Director since February 23, 1996

Rainer Poertner       52            Director since February 23, 1996

Matthew MacLaurin     33            Director, Executive V.P.
                                    since June 27, 1996

Jacqueline Cabellon   38            Controller since November 16, 1998


BUSINESS EXPERIENCE

The following is a brief account of the education and business experience during at least the past five years of MediaX's directors, executive officers, and key employees, indicating the principal occupation and employment during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

NANCY POERTNER, PRESIDENT, SECRETARY AND DIRECTOR. Ms. Poertner has been involved in the entertainment industry since 1979. From 1981 to December 1995, she was Vice President for a major artist management company based in Los Angeles, where she was responsible for all aspects of artist management domestic and international touring, marketing, promotion and album recordings. In addition, from 1991 to December 1995, she led the international department of a major record label distributed through MCA, resulting in sales generating five international gold records, five top fifteen singles and two number one positions. Several of the entertainers she has worked with include Matthew Broderick, Rod Stewart, Toni Braxton, Suzanne Hoffs (Bangles) and recording artist Morrissey. As a result of her years in the business, Ms. Poertner has extensive personal relationships throughout the domestic and international film and recording industries. Ms. Poertner was educated overseas, graduated with a Bachelor of Arts in Education and taught in Afghanistan and Turkey through the Peace Corps.

RAINER POERTNER, DIRECTOR. Mr. Poertner has served as a Director of MediaX since February 23, 1996. Mr. Poertner has a twelve-year track record of bringing new and innovative computer hardware and software technology to the international market place. He has served as President and a Director of Syncronys Softcorp since May 8, 1995, and as Chief Executive Officer since July 1, 1995. He left the company to fully concentrate on MediaX in July 1998. He co-founded Seamless Software Corporation ("Seamless") and served as Director and as President of Seamless from its inception in May 1993 until its merger with Syncronys Softcorp on May 8, 1995. After having held several positions in the European and U.S. entertainment industries, he founded Hybrid Arts, Inc., in 1986 by arranging $3 million of venture financing for ADAP - the first Direct-to-Disk Digital Recording System. After arranging Hybrid Art's sale in 1991, Mr. Poertner became a consultant for Hydra Systems, Inc., which developed and marketed ANDOR - a fully functional Macintosh CPU on a PC peripheral card. Hydra Systems subsequently sold the technology and the inherent rights to a company in Seoul, South Korea in 1992. Mr. Poertner received degrees in economics from the University of Frankfurt in 1975 and the Klinger Business School in 1973.

Rainer Poertner and Nancy Poertner are husband and wife.

MATTHEW MACLAURIN, EXECUTIVE VICE PRESIDENT. Mr. MacLaurin's experience stretches back to the early days of personal computers when, 17 years ago, he developed games for the Commodore Pet 2001. Later, Mr. MacLaurin joined Sapiens Software to create tools for artificial intelligence engineering on the IBM PC XT platform. He was the key engineer for the development and implementation of Common Lisp, a computer language for the 640K DOS platform. At Apple Computer he secured funding for, designed and led the development of the patented GATE system, a leading-edge artificial intelligence testing system. In Apples Advanced Product Group, he led the development of a revolutionary pen-based computer called Bauhaus, which incorporated handwriting recognition and an advanced artificial intelligence memory system. In 1994, Mr. MacLaurin joined forces with Gaben Chancellor to found the original MediaX, Inc.

JACQUELINE CABELLON, CPA. Ms. Cabellon has been controller of MediaX since November 16, 1998. Prior to that, Ms. Cabellon practiced as a certified public accountant assisting companies with consulting and accounting projects since January, 1993. Prior to that time, she was an accountant with local accounting firms since December, 1986.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

No persons who were either a Director, Officer or beneficial owner of more than 10% of MediaX's common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2000 the stock ownership of each person known by MediaX to be the beneficial owner of five percent or more of MediaX's common stock, each Officer and Director individually, and all Officers and Directors as a group. Each person has sole voting and investment power over the shares except as noted.


                     Name and Address of             Amount and Nature of   Percent
Title Of Class       Beneficial Owner                Beneficial Owner       of Class
------------------------------------------------------------------------------------
$.0001 par value     Nancy Poertner                  1,359,375(1)(2)        14.41%
common stock         3455 La Cienega Boulevard,
                     Building C
                     Los Angeles, CA 90016

$.0001 par value     Rainer Poertner                 1,359,375(1)(2)        14.41%
common stock         3455 La Cienega Boulevard,
                     Building C
                     Los Angeles, CA 90016



$.0001 par value     Assisi Limited Partnership      1,359,375 (1)(2)       14.41%
common stock         10866 Wilshire Blvd., 15th
                     Floor
                     Los Angeles, CA 90024

$.0001 par value     Matthew MacLaurin               645,625 (3)            6.84%
common stock         3455 La Cienega Boulevard,
                     Building C
                     Los Angeles, CA 90016

$.0001 par value     All directors and officers      2,005,000 (1)(2)(3)    21.25%
common stock

$.0001 par value     Liviakis Financial              888,800 (4)            9.42%
common stock         Communications, Inc.
                     495 Miller Ave., Third Floor
                     Mill Valley, CA 94941

$.0001 par value     Apple Investors LLC             658,815 (5)            7.00%
common stock         1 World Trade Center,
                     Suite 4563
                     New York, N.Y. 10048



----------------
(1) Assisi Limited Partnership is a Nevada Limited Partnership of which Nancy Poertner is a General Partner and owns a 100% interest. Amount of common shares owned is 809,375. Rainer Poertner may be deemed to be beneficial owner of the shares owned by Assisi Limited Partnership by virtue of his spousal relationship to Nancy Poertner. Mr. Poertner disclaims any beneficial interest in such shares.

(2) Amount beneficially owned by Mr. Poertner as reported and filed on Form 4s dated May 21, 1999 and February 2000. Includes options to purchase common shares totaling 550,000 granted to Mr. Rainer Poertner with exercise prices of $.98 and $1.12 exercisable immediately.

(3) Amount beneficially owned by Mr. MacLaurin as reported and filed on Form 4s dated July 27, 1999 and February 2000. Includes options to purchase common shares totaling 550,000 granted to Mr. MacLaurin with exercise prices of $.98 and $1.12 exercisable immediately.


(4) Amount beneficially owned by Liviakis Financial Communications, Inc. as reported and filed on Form Schedule 13G dated December 31, 1999.

(5) Amount beneficially owned by Apple Investors LLC as reported and filed on Form Schedule 13G dated August 24, 1999.

MediaX knows of no arrangement or understanding, the operation of which may at a subsequent date result in a change of control of MediaX.

DESCRIPTION OF SECURITIES


The authorized capital stock of MediaX consists of 25,000,000 shares of common stock, $0.0001 par value per share, of which at May 29, 2000, 7,559,926 shares are issued and outstanding and 10,000,000 shares of preferred stock of which none are issued and outstanding. Each share of stock shall entitle the holder thereof to one vote. Dividends in cash, property or shares shall be paid upon the preferred stock for any year on a cumulative or noncumulative basis as determined by the resolution of the board of directors. Dividends in cash, property or shares may be paid upon the common stock, as and when declared by the board of directors, except that no common stock dividend shall be paid for any year unless the holders of the preferred stock, if any, shall receive the maximum allowable preferred dividend for such year.

Holders of common stock are not entitled to preemptive rights and the common stock is not subject to redemption. The rights of holders of common stock are subject to the rights of the holders of any preferred stock that we designate or have designated. The rights of preferred stockholders may adversely affect the rights of the common stockholders.

In the event of a liquidation of MediaX, after paying or adequately providing for all of its obligations, the remainder of the assets of MediaX shall be distributed, either in cash or in kind, first pro rata to the holders of the preferred stock , and then the remainder pro rata to the holders of common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL


Corbin & Wertz, independent auditors, have audited MediaX's financial statements included in MediaX's Annual Report on Form 10-KSB for the year ended December 31, 1999, which are included in this prospectus. MediaX's financial statements are included in reliance on Corbin & Wertz's report, given on their authority as experts in accounting and auditing.

Davis & Co, CPA, independent auditors, have audited MediaX's financial statements included in MediaX's Annual Report on Form 10-KSB for the year ended December 31, 1998, which are also included in this prospectus. MediaX's financial statements are included in reliance on Davis & Co, CPA's report, given on their authority as experts in accounting and auditing.


Richard O. Weed has expressed an opinion concerning the validity of the securities being registered. Mr. Weed owns 31,000 shares of MediaX's common stock.

DISCLOSURE ON COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

RELATED TRANSACTIONS

On December 6, 1995, Zeitgeist, Inc. loaned Nancy Poertner, MediaX's President, $50,000, pursuant to an unsecured note bearing interest at 4% and with a due date of January 1, 2000. On February 25, 1996, an additional $50,000 was loaned to Ms. Poertner on the same terms. As of the date of this report, a new due date has yet to be determined. The total amount owed to MediaX under these notes is $115,830 at December 31, 1999.

MEDIAX CORPORATION

DESCRIPTION OF BUSINESS
Originally founded as a multi-media production studio in 1995, MediaX Inc. was acquired by ZeitGeist Werks, Inc and went public in 1996 and subsequently renamed MediaX Corporation. MediaX began as a real-time 3D computer game development company, developing high marquee-value intellectual properties, such as the exclusive license for George Orwell's "1984" for distribution through both conventional and Internet distribution channels, as well as licensing it to large publishers.

After the acquisition MediaX's business development strategy began to focus on the production of new media content for Internet and Broadband channels; website design and hosting and Internet-based commerce and on-line marketing. MediaX believes that since any successful Internet presence today requires a skilled and experienced engineering & graphic artist team and advanced technology, that MediaX's real-time 3D engineering team and the technology developed by that team, will prove to become a competitive advantage.

Leading edge on-line campaigns, such as the full screen real-time streaming graphically intense event in June 1999 for Paul McCartney, could not have been produced without this skill set. Subsequently MediaX has entered into several contracts that require and recognize this development and technology skill set. With the varied expertise of MediaX's Chairman, President and Executive Vice President in the areas of artist and record company management, film production, software development & distribution and proprietary technology development, MediaX expects to bridge an existing gap in the entertainment and technology markets and become a successful player in the Internet content production, marketing and e-commerce market.

MediaX designs, owns, hosts and maintains an integrated network of distinct types of entertainment based web sites. This network of sites positions MediaX to generate revenue through web site design services, the sale of artist specific merchandises, entertainment related products, club subscriptions, endorsements by corporate sponsors, third party advertising and a variety of products provided by affiliates. In February 1999, MediaX launched amuZnet.com, an entertainment destination and e-commerce site now offering more than 300,000 entertainment titles on CDs, DVDs, videos and movies for sale. MediaX places its own and/or third party marketing campaigns on amuZnet.com to generate re-occurring traffic to the site.


With increasing numbers of visitors from MediaX's most recent site launches and on-line campaigns with Rod Stewart, Divine, Paul McCartney, Faith Hill, AJ MacLean and NSYNC, MediaX believes that amuZnet.com is on the path to become a substantial entertainment destination site. MediaX's team of engineers and graphic artists develops, designs and maintains all MediaX designed/owned sites in this network and hosts most services on the MediaX server system, including the real time streaming of video and audio.


MediaX continues to produce new content for the Internet and based on its technological structure is in a position to re-purpose all Internet content it has produced for interactive satellite broadcasting and other broadband systems such as cable TV or ADSL subscriber systems, without applying significant technological effort. This affords MediaX several outlets for the same digital interactive content it produces.

MediaX has signed contracts with EchoStar (Dish Network) for the launch of an Interactive Satellite Entertainment Channel and hopes to further tap into the rapidly emerging efforts of cable and telecom companies with its existing technology and content. However, there can be no assurance that MediaX will achieve its objectives or successfully implement its interactive satellite business plan.

Historical Products and Services

MediaX has developed, produced and marketed software products for the information, entertainment and development tool sector of the software industry in the form of software distributed on floppy disks and CD-ROM's. Three released CD-ROM products are "On the Road with BB King, "Queensryche's Promised Land" and "Peter Norton - PC Guru" distributed by MCA, EMI Records and MediaX, respectively.

MediaX was selected by Apple Computer to produce the Welcome Experience for their limited edition Twentieth Anniversary Macintosh, which was introduced on March 19, 1997. The multimedia presentation featured leading-edge animation, digital video, interactive 3D graphics, original soundtrack and theater quality audio, which highlighted the Macintosh's extreme multimedia capabilities.

In December 1997, MediaX released and distributed "Peter Norton - PC Guru." During the fourth quarter of 1998, it was determined that this product would not gain significant additional sales beyond 1998, therefore, MediaX has ceased distribution of the product.

Historical Information

MediaX Corporation ("MediaX") was incorporated under the laws of the State of Colorado on August 15, 1986 under the name Fata Morgana, Inc. On September 15, 1988, Fata Morgana, Inc. changed its name to Edinburgh Capital, Inc. On May 13, 1994, the corporation merged into Edinburgh Capital, Inc. (a Nevada corporation) in order to change its state of domicile to Nevada.

MediaX was originally formed for the primary purpose of seeking out acquisitions of properties, businesses, or merger candidates, without limitation as to the nature of the business operations or geographic area of the acquisition candidate. From inception through the date of completion of its initial public offering of securities, MediaX's activities were directed toward the acquisition of operating capital.

MediaX, at that time Edinburgh Capital, Inc., completed its initial public offering in October, 1989, receiving net proceeds of approximately $245,000 from the sale of 30,000 Units (each Unit consisting of 1,000 shares of the corporation's no par value common stock, and 100 common stock purchaser warrants exercisable at $.02) at $10 per unit. The warrants expired in 1992.


During April 1994, Edinburgh Capital, Inc. effected a 1 for 300 reverse stock split and on February 23, 1996, MediaX, at that time Edinburgh Capital, Inc., effected a 3.13 for 1 forward stock split.


On February 23, 1996, the name of Edinburgh Capital, Inc. was changed to Zeitgeist Werks, Inc. On February 24, 1996, Zeitgeist Werks, Inc. acquired all of the issued and outstanding shares of Zeitgeist, Inc., a Nevada corporation, in exchange for 1,250,000 shares of its common stock.

On June 27, 1996, MediaX, a California corporation, was merged into Zeitgeist, Inc., and Zeitgeist, Inc. issued 203,750 shares of its common stock to the former shareholders of MediaX. On August 16, 1996, Zeitgeist, Inc. changed its name to MediaX Corporation.

During November 1998, MediaX effected a 1 for 10 reverse stock split. All financial information and share data in the remainder of this prospectus give retroactive effect to the reverse stock split (including the two aforementioned stock splits).

EMPLOYEES

As of May 29, 2000, MediaX had 29 employees and subcontractors.

PATENTS, TRADEMARKS AND LICENSES


As a site developer, MediaX develops its own proprietary sites, which sometimes results in the development of innovative technology solutions with broad applications in other growing markets, especially in the on-line environment. MediaX owns several Internet domain names. MediaX either has filed or is in the process of filing the appropriate applications for patents, trademarks or licenses for its products. Based on the experience of its engineering and graphic artist team and the successful launch and hosting of several prominent web sites, MediaX is well positioned to gain revenues from site development and Internet marketing services to larger corporations against payment of a development fee and participation in e-commerce and advertising revenues with these partners. MediaX has entered into such relationships.


COMPETITION

MediaX is a minor participant among companies that engage in multimedia and Internet content development. Many of these companies have significantly greater capitalization and experience in this industry. Additionally, online commerce is rapidly evolving and highly competitive and MediaX expects competition to further intensify. Barriers to entry are minimal, and a competitor can launch a simple site at a relatively low cost. In addition, the general retail music industry is also intensely competitive. MediaX currently competes with a variety of companies, including online vendors of consumer products including CDs, DVDs, music videos and other related products and traditional retailers of music products, including specialty music retailers, many of which also have dedicated web sites that compete directly with MediaX.

MediaX is aware that several of its competitors have aggressive pricing or inventory availability policies and devote substantially more resources to site and systems development than MediaX. Increased competition may result in reduced operating margins.

There can be no assurance that MediaX will be able to compete successfully against current and future competitors.

FUNDING

MediaX has also taken the following actions to provide future funding for operations:

On August 24, 1999, MediaX entered into a Securities Purchase Agreement with Apple Investors, LLC. In exchange for $2,200,000, MediaX issued a 5% Convertible Debenture in the principal amount of $2,200,000 and a Warrant to purchase 220,000 shares of MediaX's common stock at $3.40 per share. The proceeds will be used by MediaX for working capital. The offer and sale of the securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On April 25, 2000, MediaX entered into a Common Stock Purchase Agreement with AMRO International, S.A. This Agreement allows the issuance and sale of up to $500,000 of MediaX common stock to AMRO at a discount to the market price. The proceeds will be used by MediaX for working capital.

On April 26, 2000, MediaX entered into an equity line of credit agreement with Villabeach Investments Ltd. to provide private equity financing through the next 36 months. As soon as practicable after the effectiveness of the registration statement, we plan to exercise a put for the maximum initial amount permitted under the equity line. MediaX expects to effect subsequent puts of the applicable maximum amount available under the equity line every 15 trading days thereunder until the termination date of the equity line. The proceeds will be used by MediaX for working capital.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following information should be read in conjunction with the audited financial statements of MediaX as of March 31, 2000 and for the years ended December 31, 1999 and 1998 and for the period from March 30, 1995 (date of inception) through December 31, 1999 together with the notes thereto. The analysis set forth below is provided pursuant to applicable Securities and Exchange Commission regulations and is not intended to serve as a basis for projections of future events.

FORWARD-LOOKING STATEMENTS


Except for historical information contained herein, the matters discussed in this Form SB-2 are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such forward looking statements. Such forward-looking statements may be identified by the use of certain forward-looking terminology, such as "may," "will," "expect," "anticipate," "intend," "estimate," "believe" or comparable terminology that involves risks or uncertainties. actual future results and trends may differ materially from historical and anticipated results, which may occur as a result of a variety of factors. Such risks and uncertainties include, without limitation, MediaX's limited operating history, the unpredictability of its future revenues, the unpredictable and evolving nature of its key markets, the intensely competitive online commerce and entertainment environments, MediaX's dependence on its strategic alliances, dependence on key personnel, dependence on third parties for internet operations, dependence on content acquisition, creation and licensing, the management of growth and MediaX's need for additional capital except as required by law. MediaX undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers should carefully review the factors set forth in other reports or documents that MediaX files from time-to-time with the SEC and matters generally affecting online commerce and online sale of entertainment-related products, including, but not limited to, music retailing.


OVERVIEW

MediaX designs and hosts entertainment web sites such as rodstewartlive.com, NSYNC.com, Divinelive.com,

EYCLive.com, Officeradio.com, Jbirdrecords.com, BSBFunclub.com, videodrone.com and others. MediaX provides artists with a platform to develop their presence on the Internet. Each site provides content and products to fans including artist news, concert information, music and video programming, ticket giveaways,fan club activities, live chats, and live concerts that are globally broadcast on the Internet. MediaX has established strategic relationships with companies like Broadcast.com, AOL, Microsoft, RealNetworks, Yahoo! and others for this purpose.

In February 1999, MediaX launched amuZnet.com - an entertainment destination and e-commerce site offering more than 300,000 entertainment titles on CDs, DVDs and videos by major record labels and studios and over 4,000 independent music labels for purchase on-line. AmuZnet.com offers music news and information, digital downloads, custom compilations of CDs, movies for sale. MediaX also sells advertising space and sponsorships to companies interested in promoting their own goods and services within each entertainment web sites and amuZnet.com customer base and visitors.

GOING CONCERN

MediaX has incurred significant net losses since its inception. At December 31, 1999, MediaX had a deficit accumulated during the development stage of $13,333,066. MediaX is no longer considered a development stage company. As MediaX seeks to expand aggressively, it believes that its operating expenses will continue at a certain level as a result of the financial commitments related to the development of new web sites, marketing channels, advertising, future marketing agreements and campaigns, acquisition of entertainment content and improvements to its existing Internet sites and other capital expenditures. The ability of MediaX to generate and enhance profitability depends upon its ability to substantially increase its net sales. To the extent that significantly higher net sales do not result from MediaX's selling and marketing efforts, MediaX will be materially adversely affected. MediaX may need to utilize its common stock to fund its operations through fiscal 2000. As such, there can be no assurance that MediaX will realize such anticipated sales or secure additional alternative financing. Because of the above factors, the accompanying consolidated financial statements contain an auditor's report that is modified as to an uncertainty regarding MediaX's ability to continue as a going concern.

RESULTS OF OPERATIONS

In view of the rapidly evolving nature of MediaX's business and its limited operating history, period-to-period comparisons of its revenues and operating results, including operating expenses as a percentage of total net revenues, are not necessarily meaningful and should not be relied upon as indications of future performance and therefore, comparative discussions have not been included. Although MediaX has experienced sequential quarterly growth in revenues, it does not believe that its historical growth rates are necessarily sustainable or indicative of future growth.

Year ended December 31, 1999 Compared to the Year Ended December 31, 1998 (as restated)

Sales are composed of website design fees , membership dues, advertising, sponsorships, sale of artist specific merchandises, pre-recorded music and other entertainment-related products, net of returns and include outbound shipping and handling charges. To further promote the websites, MediaX occasionally offers free shipping and/or increases the discounts it offers to its customers which partially offset the positive effect of website design fees , membership dues, advertising and sponsorship revenue, which has a higher margin than product sales.

Cost of sales consists primarily of cost of merchandise sold to customers, including product fulfillment and outbound shipping and handling charges. MediaX over time intends to expand its operations by promoting new or complementary products or sales formats and by expanding the breadth and depth of its product or service offerings and may otherwise alter its pricing structure and policies. Included in cost of sales is payroll and related expenses for website development of $296,417 and $68,108 for the years ended 1999 and 1998, respectively. Additionally, included in the prior year cost of sales is cost of merchandise of its discontinued CD-rom products of $65,696.

Operating expenses consist primarily of payroll and related expenses for website development, marketing; Internet content acquisition and operations of underlying technology infrastructure; and general and administrative payroll and other corporate expenses.

Total other income (expense) consists of interest income cash equivalents and notes receivable, and interest expense including non-cash charge interest expense associated with convertible debts and short-term borrowings.

Net Loss. MediaX's net loss was $7,244,707 for the year ended December 31, 1999, compared to $3,352,541 for the comparable period last year.

THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO THREE MONTHS ENDED MARCH 31, 1999


Sales for the three months ended March 31, 2000 were $16,590 compared to $42,003 for the same quarter last year, a decrease of 60%. The change is attributable to continued growth of MediaX's customer base; repeat purchases from existing customers of its network of websites partially offset by web design fees recognized last quarter and membership dues which fluctuate depending on touring schedules of major artists.


Cost of sales was $7,567 for the three months ended March 31, 2000, compared to $5,975 for the corresponding period in 1999. MediaX's gross profit margin decreased to 54.4% for the three months ended March 31, 2000, compared to 85.8% for the corresponding period in 1999. The decrease in gross margin was primarily attributable to the decrease in web design fees, membership dues, advertising and sponsorship revenues , which has a higher margin than product sales.


Operating and development expense consists primarily of payroll and related expenses for website design and management; network system and telecommunications infrastructure; Internet content creation and acquisitions; and royalties and database license fees. Operating and development expense was $374,183 for the three months ended March 31, 2000 compared to $95,259 for the corresponding period in 1999. The increase is attributable to payroll and associated costs related to enhancing the features and functionality of MediaX's network of websites; increased investment in Internet content, network and telecommunications infrastructure and non-cash charge of $89,297 for options granted to consulting agreements for content acquisitions.


Sales and marketing expense consists primarily of payments related to marketing agreements, advertising and promotion, as well as payroll and related expenses for personnel engaged in marketing and selling and credit card fees. Sales and marketing expense was $111,931 for the three months ended March 31, 2000, compared to $103,252 for the same quarter last year. The increase is attributable to slight increase in payroll and associated costs; implementation of marketing and promotion strategies to increase its customer base, brand awareness and increased credit card processing fees related to product sales.

General and administrative expense consists pf payroll and related expenses for personnel, professional fees, insurance and other general and corporate expenses. General and administrative expense was $336,396 for the three months ended March 31, 2000, compared to $1,906,181 for the three months ended March 31, 1999. The decrease is attributable to non-cash charge of $1,663,709 for shares and options issued for investor relations, legal and outside services in 1999 partially offset by an increase to legal and accounting services incurred in the current quarter.

Total other income (expense) consists of interest income on cash equivalents and notes receivable, and interest expense associated with convertible debts and short-term borrowings. Total other expense was $20,738 for the three months ended March 31, 2000, compared to $402,114 for the corresponding period in 1999. The decrease is attributable to non-cash interest expense of $371,876 related to an inducement to convert debt to equity partially offset by interest income earned from cash equivalents.

Net Loss. MediaX's net loss was $834,225 for the three months ended March 31, 2000 compared to $2,470,773 for the three months ended March 31, 1999.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 1999, MediaX had positive working capital of $1,087,082, as compared to negative working capital of $1,773,728 at December 31, 1998. The increase in working capital is attributed to the conversion of debentures and exercise of options and warrants , an increase to prepaid advertising and net proceeds received from convertible debt issued in August 1999 and sales of stock to investors throughout the year partially offset by payments of general operating expenses.

Net cash used in operating activities of $2,457,961 for the year ended December 31, 1999 was primarily attributed to a net loss of $7,244,707, offset by $349,804 non-cash charge for depreciation and amortization, bad debt and development costs written off; a $4,060,217 non-cash charge for stock-based compensation for consulting services and common stock issued to employees and non-employees, beneficial conversion of debentures and amortization of debt issuance costs; and $150,953 for accrued interest on convertible debt and change in other operating assets and liabilities of $225,772. Net cash used in operating activities of $1,811,470 for the year ended December 31, 1998 was primarily attributable to a net loss of $3,352,541, of which $358,003 for depreciation and amortization and development costs written off; $590,475 was a non-cash charge for stock-based compensation for consulting services and common stock issued to employees and non-employees and change in other operating assets and liabilities of $592,593.

Net cash used in investing activities was $60,023 for the year ended December 31, 1999, consisted of purchases of fixed assets. Net cash used in investing activities was $218,486 for the year ended December 31, 1998 consisted of acquisition of license agreement and trademark, deferred software development costs and purchases of fixed assets.

Net cash provided by financing activities was $3,258,316 for the year ended December 31, 1999, and consisted primarily of net proceeds from sale of stock to investors, subscription advances, exercise of options and warrants and issuance of convertible debentures. Net cash provided by financing was $1,657,258 for the year ended December 31, 1998, and consisted primarily of net proceeds from sale of stock to investors, subscription advances, exercise of options and warrants and issuance of convertible debentures partially offset by payments made on capital lease and retirement of notes payable.

At March 31, 2000, MediaX had positive working capital of $455,151, as compared to a positive working capital of $1,087,082 at December 31, 1999. The decrease in working capital is attributed to purchases of fixed assets and payments of operating expenses during the quarter ended March 31, 2000.


Net cash used in operating activities of $498,144 for the three months ended March 31, 2000 was primarily attributed to a net loss of $834,225, offset by $11,067 non-cash charge for depreciation and amortization; a $89,649 non-cash charge for stock-based compensation for consulting services and common stock issued to employees and non-employees, beneficial conversion of debentures; and $27,363 for accrued interest on convertible debt and change in other operating assets and liabilities of $208,002. Net cash used in operating activities of $437,238 for the three months ended March 31, 1999 was primarily attributable to a net loss $2,470,773, offset by $11,821 non-cash charge for depreciation and amortization;$1,663,709 was a non-cash charge for stock-based compensation for consulting services and common stock issued to employees and non-employees; $371,876 beneficial conversion of debentures; $30,384 for accrued interest on convertible debt and change in other operating assets and liabilities of $44,255.


Net cash used in investing activities was $26,785 for the three months ended March 31, 2000, consisted of purchases of fixed assets. Net cash used in investing activities was $122,458 for the three months ended March 31, 1999 consisted of acquisition of license agreement and trademark, deferred software development costs and purchases of fixed assets.


Net cash provided by financing activities was $100,000 for the three months ended March 31, 2000, and consisted of proceeds from subscription advances. Net cash provided by financing activities was $550,000 for the three months ended March 31, 1999, and consisted primarily of net proceeds from sale of stock to investors, subscription advances, and exercise of options and warrants.



MediaX's success and ongoing financial viability is contingent upon the success and expansion of its network of sites, the increasing number of visitors to this network, the revenues generated through its design services, business model, advertising and sponsorships, the alliance with Echostar interactive satellite distribution and the generation of related cash flows.


MediaX evaluates its liquidity and capital needs on a continuous basis and based on MediaX's requirements and capital market conditions may, from time to time, raise working capital through additional debt or equity financing. There is no assurance that such financing will be available in the future to meet additional capital needs of MediaX, or as to the terms or conditions of any such financing that is available. Should there be any significant delays in the release of new products, or lack of acceptance in the marketplace for such products if released, or MediaX's working capital needs otherwise exceed its resources, the adverse consequences would be severe. The generation of MediaX's current growth and the expansion of MediaX's current business involve significant financial risk and require significant capital investment.


Because MediaX has incurred cumulative losses from inception through December 31, 1999 of $13,333,066 and lacks profitable operational history in internet services, MediaX's auditors, in their report on the financial statements of MediaX as of December 31, 1999, expressed doubt about MediaX's ability to continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. MediaX intends to obtain additional debt and equity financing including the $6,000,000 Private Equity Line of Credit discussed in this prospectus for marketing, development and the funding of operations as well as the generating of income from product sales and services. Management believes these funding sources will be sufficient to fund its capital expenditures, working capital requirements and other cash requirements through December 31, 2000. There is no assurance MediaX will be able to obtain sufficient additional funds when needed, or that, such funds, if available, will be obtainable on terms satisfactory to MediaX.


DESCRIPTION OF PROPERTY


MediaX maintains its corporate office at 3455 La Cienega Boulevard, Building C, Los Angeles, CA 90016 on a lease through December 2004. The agreement provides for monthly lease payments of $9,250 increasing yearly to $10,411 in the last year. MediaX maintains its software development office at 303 Potrero Street, #42-302, Santa Cruz, California 95060. MediaX pays approximately $3,146 per month for rent pursuant to a lease, which expired in June 2000. MediaX intends to renew this lease for another 12 months.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See Organization Within Last Five Years.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) MARKET INFORMATION. MediaX's common stock is traded on the over-the-counter market. The following table sets forth the high and low bid price for MediaX's common stock for the periods indicated as reported by the OTC's Electronic Bulletin Board. These prices are believed to be inter-dealer quotations and do not include retail mark-ups, mark-downs, or other fees or commissions, and may not necessarily represent actual transactions.


             Quarter Ended              High Bid           Low Bid
             ------------------        ----------        ----------
             March 31, 2000              $3.00              $1.06


             March 31, 1999              $4.62              $2.06
             June 30, 1999               $6.91              $3.56
             September 30, 1999          $5.25              $1.75
             December 31, 1999           $3.03              $1.31

             March 31, 1998              $13.31             $3.80
             June 30, 1998               $5.00              $1.30
             September 30, 1998          $3.50              $1.50
             December 31, 1998           $3.00              $ .60


(b) HOLDERS. As of March 31, 2000, MediaX had approximately 1500 shareholders of record, which includes shareholders who hold stock in their accounts at broker/dealers.

(c) DIVIDENDS. MediaX has never paid a cash dividend on its common stock and does not expect to pay a cash dividend in the foreseeable future.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the executive compensation for MediaX's President and Executive V.P. for the years ended December 31, 1999, 1998 and 1997 from MediaX and its subsidiaries. No other executive officer received compensation in excess of $100,000 during these periods. Directors serve without compensation.

Summary Compensation Table

                             Fiscal         Salary        Other Annual          Options
Name and Principal Position  Year           ($)           Compensation          Granted
---------------------------------------------------------------------------------------
Nancy Poertner               1999           185,000       10,157 (1)            0
President,                   1998           185,000       3,500                 N/A
Secretary, Director          1997           158,458       6,720                 N/A

Matthew MacLaurin            1999           143,333       51,370 (2)            500,000
Executive VP, Director       1998           125,000       N/A                   50,000
                             1997           114,000       N/A                   N/A

Rainer Poertner              1999           N/A           120,000 (3)           500,000
Chairman of                  1998           N/A           50,000                50,000
the Board of Directors       1997           N/A           N/A                   N/A


(1)  Represents automobile allowance and a 1999 bonus of $1,657.

(2)  Represents a 1999 bonus of $1,370 and a signing bonus of $50,000.

(3) Represents consulting payments made under a consulting agreement. Effective January, 2000, the Chairman accepted a management position with MediaX.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to grants of options ("Options") to purchase common stock under the Stock Option Plan to the Named Executive Officers during the fiscal year ended December 31, 1999.

                                                                                  Potential Exercisable
                      Number        % of Total                                      Value at Assumed
                    Securities       Options                                      Annual Rate of Stock
                    Underlying      Granted to     Exercise                         Appreciation for
                     Options         Employees       Price       Expiration          Option Term (2)
Name                Granted (#)   in Fiscal Year   ($/sh)(1)        Date             5%           10%
----                -----------   --------------   ---------     ----------       ---------------------
Matthew               500,000         46.01          1.12          12/31/08        588,000      616,000
MacLaurin

Rainer Poertner       500,000         46.01          1.12          12/31/08        588,000      616,000


(1) The exercise price was market value of the common stock on the date of grant.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon other factors, including the future performance of the common stock and overall stock market conditions.

OPTION EXERCISES AND FISCAL YEAR END VALUE

The following table sets forth with respect to the Named Executive Officers information with respect to options exercised, unexercised options and year-end option values with respect to options to purchase shares of common stock.

Aggregated Option Exercises During Fiscal 1999 and Fiscal Year-End Option Values


-------------------------------------------------------------------------------------------------
                                                               Number of
                                                              Unexercised         Value of
                                                               Securities         Unexercised
                                                               Underlying        In-The-Money
                                                             Options/SARs at    Options/SARs At
                       Shares Acquired                        12/31/99 (#)       12/31/99 ($)
                         on Exercise      Value Realized      Exercisable/       Exercisable/
        Name                 (#)                ($)           Unexercisable    Unexercisable (1)
        (a)                  (b)                (c)                (d)                (e)
-------------------------------------------------------------------------------------------------
 Matthew MacLaurin                                           16,666/533,334      9,707/240,000
-------------------------------------------------------------------------------------------------
  Rainer Poertner                                            16,666/533,334      9,707/240,000
-------------------------------------------------------------------------------------------------

(1) Represents the difference between the last reported sale price of the common stock on December 31, 1999 and the exercise price of the option multiplied by the applicable number of shares.

EMPLOYMENT AGREEMENTS

MediaX entered into an employment agreement with its President. The agreement which expires in December 2001, provides for an annual base salary of $185,000 and increases to $215,000. The aggregate minimum annual commitment for future payments at December 31, 1999 was approximately $400,000. Amounts paid pursuant to this agreement totaled $185,000 for the years ended December 31, 1999 and 1998, respectively.

MediaX entered into an employment agreement with its executive vice president. The agreement, which expires in June 2001, provides for an annual base salary of $185,000 and increases to $215,000. The aggregate minimum annual commitment for future payments at December 31, 1999 was approximately $307,500. Amounts paid pursuant to this agreement totaled $143,000 and $125,000 for the years ended December 31, 1999 and 1998, respectively.

Both of these agreements also provide for a bonus at the end of each fiscal quarter as determined by MediaX's Board of Directors. No bonuses have been declared or paid since inception. Both the President and Executive Vice-President may voluntarily terminate their employment at any time.

Consulting Fees to Officer/Director

Beginning August 1, 1998, MediaX's chairman provides services to MediaX pursuant to a month to month consulting agreement requiring $10,000 for each month worked. During 1999 and 1998, MediaX expensed $120,000 and $50,000, respectively, related to this agreement. As of December 31, 1999, $40,000 is accrued and included in accounts payable. In January 2000, the Chairman, Rainer Poertner accepted a full-time management position with MediaX.

STOCK OPTION PLAN

During April 1996, the Board of Directors adopted a Stock Option Plan (the "Plan"), and on July 3, 1996, MediaX's shareholders approved the Plan. The Plan authorized the issuance of options to purchase up to 100,000 shares of MediaX's common stock. During December 1998, MediaX amended the Plan to increase the available amount of shares to purchase under the plan to 500,000 shares of MediaX's common stock. All options granted must have an exercise price no less than the stock's fair market value on the date of grant.

The Plan allows the Board to grant stock options from time to time to employees, officers, directors and consultants of MediaX. The Board has the power to determine at the time that the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. Vesting provisions are determined by the Board at the time options are granted. The option price for any option will be no less than the fair market value of the common stock on the date the option is granted.

Since all options granted under the Plan must have an exercise price no less than the fair market value on the date of grant, MediaX will not record any expense upon the grant of options, regardless of whether or not they are incentive stock options. Generally, there will be no federal income tax consequences to MediaX in connection with Incentive Stock Options granted under the Plan. With regard to options that are not Incentive Stock Options, MediaX will ordinarily be entitled to deductions for income tax purposes of the amount that option holders report as ordinary income upon the exercise of such options, in the year such income is reported.

Options granted under the Plan to employees, officers and directors was 193,000 shares at an exercise price of $0.98 for 1998 and 93,000 shares at an exercise price of $1.68 for 1999.

FINANCIAL STATEMENTS


INDEX TO FINANCIAL STATEMENTS


Independent Auditors' Reports................................................... F-1 - F-2

Balance Sheet as of December 31, 1999........................................... F-3

Statements of Operations for the years ended December 31, 1999 and
    1998 and for the period from March 30, 1995 (date of inception)
    through December 31, 1999................................................... F-4

Statements of Stockholders' Equity (Deficit) for the years ended
    December 31, 1999 and 1998 and for the period from March 30, 1995
    (date of inception) through December 31, 1999............................... F-5 - F-10

Statements of Cash Flows for the years ended December 31, 1999 and 1998 and for the period from March 30, 1995 (date of inception)
    through December 31, 1999................................................... F-11 - F-12

Notes to the Annual Financial Statements........................................ F-13 - F-27

Balance Sheet as of March 31, 2000.............................................. F-28

Statements of Operations for the quarters ended March 31, 2000 and 1999......... F-29

Statements of Cash Flows for the quarters ended March 31, 2000 and 1999......... F-30

Notes to the Quarterly Financial Statements..................................... F-31 - F-33

INDEPENDENT AUDITORS' REPORT



Board of Directors
MediaX Corporation


We have audited the accompanying balance sheet of MediaX Corporation (a development stage company) (the "Company") as of December 31, 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company is a development stage company which has experienced significant losses since inception with no significant revenues. These factors and other factors discussed in Note 1 to the financial statements raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                                          CORBIN & WERTZ

Irvine, California
March 17, 2000

INDEPENDENT AUDITORS' REPORT


Board of Directors
MediaX Corporation


We have audited the accompanying statements of operations, stockholders' equity (deficit) and cash flows of MediaX Corporation (a development stage company) (the "Company") for the year ended December 31, 1998 and the period from March 30, 1995 (date of inception) to December 31, 1998 (as restated - see Note 1). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Company's operations and cash flows for the year ended December 31, 1998 and for the period from March 30, 1995 (date of inception) to December 31, 1998 (as restated - see Note 1), in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company is a development stage company which has experienced significant losses since inception with no significant revenues. These factors and other factors discussed in Note 1 to the financial statements raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                         DAVIS & CO., CPAs, P.C.

Englewood, Colorado
March 26, 1999

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                DECEMBER 31, 1999

                                     ASSETS

Current assets:
    Cash and cash equivalents                                           $    760,307
    Accounts receivable, net of reserve of $8,500                              2,218
    Inventories                                                               12,855
    Prepaid advertising costs                                                708,125
    Other prepaid expenses                                                    52,097
                                                                        ------------
        Total current assets                                               1,535,602
                                                                        ------------
Property and equipment, at cost:
    Computer equipment                                                       334,640
    Office equipment                                                          36,580
    Leasehold improvements                                                     7,630
                                                                        ------------
                                                                             378,850
    Less accumulated depreciation and amortization                          (276,723)
                                                                        ------------
        Property and equipment, net                                          102,127

Deposits and other assets                                                     35,372
                                                                        ------------
                                                                        $  1,673,101
                                                                        ============

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable                                                    $    400,556
    Accrued payroll and related costs                                         28,048
    Accrued expenses                                                          19,916
                                                                        ------------
        Total current liabilities                                            448,520

Long-term liabilities:
    Convertible notes payable                                              2,238,877
                                                                        ------------
        Total liabilities                                                  2,687,397
                                                                        ------------
Commitments and contingencies

Stockholders' deficit:
    Preferred stock, $.0001 par value per share; 10,000,000 shares
      authorized and no shares issued                                              -
    Common stock, $.0001 par value per share; 25,000,000 shares
      authorized; 6,667,800 shares issued and outstanding                        667
    Additional paid-in capital                                            12,154,940
    Subscription advances                                                    278,993
    Stockholder notes and accrued interest receivable                       (115,830)
    Deficit accumulated during the development stage                     (13,333,066)
                                                                        ------------
        Total stockholders' deficit                                       (1,014,296)
                                                                        ------------
                                                                        $  1,673,101
                                                                        ============

                      See independent auditors' report and
                   accompanying notes to financial statements

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


                                                                                   MARCH 30, 1995
                                                                                 (DATE OF INCEPTION)
                                               YEAR ENDED         YEAR ENDED           THROUGH
                                               DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                                   1999               1998               1999
                                               ------------       ------------       ------------
                                                                 (AS RESTATED-
                                                                  SEE NOTE 1)
Sales                                          $     55,918       $    162,021       $    838,575
Cost of sales                                       316,497            135,988            863,387
                                               ------------       ------------       ------------

Gross profit (loss)                                (260,579)            26,033            (24,812)

Operating expenses                                5,016,299          3,244,333         10,446,469
                                               ------------       ------------       ------------

Loss from operations                             (5,276,878)        (3,218,300)       (10,471,281)
                                               ------------       ------------       ------------
Other income (expense):
   Interest income                                   24,712              6,926             54,224
   Interest expense                              (1,991,741)          (138,274)        (2,203,531)
   Loss on sale of asset                                  -             (2,093)            (1,093)
   Other income                                           -                  -             16,501
                                               ------------       ------------       ------------
        Total other income (expense)             (1,967,029)          (133,441)        (2,133,899)
                                               ------------       ------------       ------------

Loss before provision for income taxes           (7,243,907)        (3,351,741)       (12,605,180)

Provision for taxes                                     800                800              3,200
                                               ------------       ------------       ------------

Net loss                                       $ (7,244,707)      $ (3,352,541)      $(12,608,380)
                                               ============       ============       ============

Basic and diluted loss per common share        $      (1.37)      $      (1.79)
                                               ============       ============

Basic and diluted weighted average common
 shares outstanding                               5,280,837          1,873,517
                                               ============       ============

                      See independent auditors' report and
                   accompanying notes to financial statements

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999

                                                                                                                       STOCKHOLDER
                                                                                                                          NOTES
                                                                                 ADDITIONAL                            AND ACCRUED
                                                       COMMON STOCK               PAID-IN         SUBSCRIPTION          INTEREST
                                                 SHARES           AMOUNT          CAPITAL           ADVANCES           RECEIVABLE
                                                ---------       ----------       ----------       ------------         -----------
Shares issued in March 1995 for cash of
$.00008 per share to an officer and
director                                        1,250,000       $      125       $      (25)      $     --              $     --

Loan to stockholder  in December 1995                  --               --               --             --               (50,000)

Net loss for the period from March 30,
1995 (date of inception) to
December 31, 1995                                      --               --               --             --                    --
                                                ---------       ----------       ----------       --------              --------

Balance at December 31, 1995                    1,250,000              125              (25)            --               (50,000)

Adjustment for shares of ZeitGeist
Werks, Inc. outstanding immediately
prior to re--organization on February 23,
1996, valued at net monetary asset amount          65,804                7          249,816             --                   --

Loan to stockholder in February 1996                   --               --               --             --              (50,000)

Exchange of 15,400 shares in March 1996
for notes and interest payable at $20
per share                                          15,400                2          307,998             --                   --

Issuance of 12,500 shares to consultant
in April  1996 in exchange for services
at $10 per share                                   12,500                1          124,999             --                   --

Cancellation of 203,750 shares by
majority stockholder in June 1996                (203,750)             (20)            (184)            --                   --

Issuance of 203,750 shares in June 1996
in exchange for all of the stock of
MediaX, Inc.                                      203,750               20              184             --                   --

                                                  DEFICIT
                                                ACCUMULATED        TOTAL
                                                DURING THE     STOCKHOLDERS'
                                                DEVELOPMENT       EQUITY
                                                  STAGE          (DEFICIT)
                                               ------------    ------------
Shares issued in March 1995 for cash of
$.00008 per share to an officer and
director                                        $      --       $      100

Loan to stockholder  in December 1995                  --          (50,000)

Net loss for the period from March 30,
1995 (date of inception) to
December 31, 1995                                 (37,238)         (37,238)
                                                ---------       ----------

Balance at December 31, 1995                      (37,238)         (87,138)

Adjustment for shares of ZeitGeist
Werks, Inc. outstanding immediately
prior to re--organization on February 23,
1996, valued at net monetary asset amount        (268,064)         (18,241)

Loan to stockholder in February 1996                   --          (50,000)

Exchange of 15,400 shares in March 1996
for notes and interest payable at $20
per share                                              --          308,000

Issuance of 12,500 shares to consultant
in April  1996 in exchange for services
at $10 per share                                       --          125,000

Cancellation of 203,750 shares by
majority stockholder in June 1996                      --             (204)

Issuance of 203,750 shares in June 1996
in exchange for all of the stock of
MediaX, Inc.                                           --              204

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999

                                                                                                                     STOCKHOLDER
                                                                                                                        NOTES
                                                                                  ADDITIONAL                         AND ACCRUED
                                                      COMMON STOCK                 PAID-IN        SUBSCRIPTION        INTEREST
                                                 SHARES          AMOUNT            CAPITAL         RECEIVABLE        RECEIVABLE
                                               ---------         ------           ----------      ------------       ----------
Sale of 2,510 shares in June and July
1996 at $20.80 per share                           2,510             --              52,200                --               --

Sale of 35,000 shares in November and
December 1996 at $10.00 per share                 35,000              3             349,997                --               --

Accrued interest on stockholder
notes receivable                                      --             --                  --                --           (3,830)

Net loss                                              --             --                  --                --               --

                                               ---------         ------           ---------       -----------         ---------

Balance at December 31, 1996                   1,381,214            138           1,084,985                --         (103,830)

Sale of 35,000 shares in January and
February 1997 at $10.00 per share (net
of issuance costs of $80,000)                     35,000              4            269,996                 --               --

Sale of 10,000 shares and warrants in
May 1997 at $7.00 per unit                        10,000              1             69,999                 --               --

Sale of 54,231 shares and warrants in
August and September 1997 at $10.40
per share                                         54,231              5            563,995                 --               --

Sale of 20,000 shares in August 1997 at
$7.40 per share                                   20,000              2            147,998                 --               --

Exchange of 40,000 shares in August 1997
for note and interest payable at $7.94
per share                                         40,000              4            317,543                 --               --

                                                    DEFICIT
                                                  ACCUMULATED          TOTAL
                                                  DURING THE       STOCKHOLDERS'
                                                  DEVELOPMENT         EQUITY
                                                     STAGE           (DEFICIT)
                                                 ------------      ------------
Sale of 2,510 shares in June and July
1996 at $20.80 per share                                 --            52,200

Sale of 35,000 shares in November and
December 1996 at $10.00 per share                        --           350,000

Accrued interest on stockholder
notes receivable                                         --            (3,830)

Net loss                                           (643,553)         (643,553)

                                                 ----------         ---------

Balance at December 31, 1996                       (948,855)           32,438

Sale of 35,000 shares in January and
February 1997 at $10.00 per share (net
of issuance costs of $80,000)                            --           270,000

Sale of 10,000 shares and warrants in
May 1997 at $7.00 per unit                               --            70,000

Sale of 54,231 shares and warrants in
August and September 1997 at $10.40
per share                                                --           564,000

Sale of 20,000 shares in August 1997 at
$7.40 per share                                          --           148,000

Exchange of 40,000 shares in August 1997
for note and interest payable at $7.94
per share                                                --           317,547

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999

                                                                                                                       STOCKHOLDER
                                                                                                                        NOTES
                                                                                   ADDITIONAL                          AND ACCRUED
                                                         COMMON STOCK                PAID-IN         SUBSCRIPTION       INTEREST
                                                   SHARES            AMOUNT          CAPITAL           ADVANCES        RECEIVABLE
                                                  ---------         --------       ----------        ------------      -----------
Issuance of 40,000 shares in exchange
for prepaid advertising in November 1997
at $15.00 per share                                  40,000                4          599,996              --                 --

Issuance of 7,600 shares at par value
pursuant to other agreements in 1997 for
services performed                                    7,600                1                7              --                 --

Accrued interest on stockholder notes
receivable                                               --               --               --              --             (4,000)

Net loss                                                 --               --               --              --                 --
                                                  ---------         --------        ---------        --------          ---------

Balance at December 31, 1997                      1,588,045              159        3,054,519              --           (107,830)

Sale of 104,000 shares in February and
May 1998 at $1.92 per share                         104,000               10          199,990              --                 --

Sale of 301,313 shares from April
through October 1998 at $1.39 per share             301,313               30          419,970              --                 --

Fractional share adjustment for 10 for 1
reverse stock split on November 17, 1998                 17               --               --              --                 --

Estimated fair market value of warrants
issued in connection with the sale of
stock (as restated -- see Note 1)                        --               --          456,622              --                 --

                                                 DEFICIT
                                               ACCUMULATED         TOTAL
                                               DURING THE       STOCKHOLDERS'
                                               DEVELOPMENT        EQUITY
                                                 STAGE           (DEFICIT)
                                              ------------     ------------
Issuance of 40,000 shares in exchange
for prepaid advertising in November 1997
at $15.00 per share                                    --          600,000

Issuance of 7,600 shares at par value
pursuant to other agreements in 1997 for
services performed                                     --                8

Accrued interest on stockholder notes
receivable                                             --           (4,000)

Net loss                                       (1,330,341)      (1,330,341)
                                              -----------      -----------

Balance at December 31, 1997                   (2,279,196)         667,652

Sale of 104,000 shares in February and
May 1998 at $1.92 per share                            --          200,000

Sale of 301,313 shares from April
through October 1998 at $1.39 per share                --          420,000

Fractional share adjustment for 10 for 1
reverse stock split on November 17, 1998               --               --

Estimated fair market value of warrants
issued in connection with the sale of
stock (as restated -- see Note 1)                (456,622)              --

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


                                                                                                                      STOCKHOLDER
                                                                                                                         NOTES
                                                                                   ADDITIONAL                         AND ACCRUED
                                                        COMMON STOCK                PAID-IN           SUBSCRIPTION      INTEREST
                                                   SHARES             AMOUNT        CAPITAL             ADVANCES       RECEIVABLE
                                                 ----------           ------       ----------         ------------    -----------
Warrants exercised in December 1998 at
$0.10 per share                                     200,000              20           19,980                --               --

Sale of 167,000 shares in December 1998
at $0.48 per share                                  167,000              17           79,983                --               --

Estimated fair market value of  stock
issued in December 1998 for services
rendered at $1.00 per share (as
restated -- see Note 1)                              90,000               9           89,991                --               --

Estimated fair market value of
restricted stock issued in December 1998
for services rendered at $0.96 per share
(as restated -- see Note 1)                         100,000              10           95,615                --               --

Estimated fair market value of options and
warrants granted from February through
December 1998 to consultants for services
rendered (as restated -- see Note 1)                     --              --          404,850                --               --

Accrued interest on stockholder notes
receivable                                               --              --               --                --           (4,000)

Subscription advances in December 1998                   --              --               --           320,000               --

Net loss (as restated -- see Note 1)                     --              --               --                --               --
                                                 ----------       ---------       ----------         ---------        ---------

Balance at December 31, 1998 (as
restated -- see Note 1)                           2,550,375             255        4,821,520           320,000         (111,830)

Vested portion of intrinsic value of
options granted in 1998 to employees                     --              --            1,237                --               --

                                                  DEFICIT
                                                ACCUMULATED        TOTAL
                                                DURING THE     STOCKHOLDERS'
                                                DEVELOPMENT       EQUITY
                                                  STAGE          (DEFICIT)
                                               -----------      -----------
Warrants exercised in December 1998 at
$0.10 per share                                         --           20,000

Sale of 167,000 shares in December 1998
at $0.48 per share                                      --           80,000

Estimated fair market value of stock
issued in December 1998 for services
rendered at $1.00 per share (as
restated -- see Note 1)                                 --           90,000

Estimated fair market value of
restricted stock issued in December 1998
for services rendered at $0.96 per share
(as restated -- see Note 1)                             --           95,625

Estimated fair market value of options and
warrants granted from February through
December 1998 to consultants for services
rendered (as restated -- see Note 1)                    --          404,850

Accrued interest on stockholder notes
receivable                                              --           (4,000)

Subscription advances in December 1998                  --          320,000

Net loss (as restated -- see Note 1)            (3,352,541)      (3,352,541)
                                               -----------      -----------

Balance at December 31, 1998 (as
restated -- see Note 1)                         (6,088,359)      (1,058,414)

Vested portion of intrinsic value of
options granted in 1998 to employees                    --            1,237

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999

                                                                                                                     STOCKHOLDER
                                                                                                                        NOTES
                                                                                   ADDITIONAL                         AND ACCRUED
                                                          COMMON STOCK               PAID-IN        SUBSCRIPTION        INTEREST
                                                    SHARES            AMOUNT         CAPITAL          ADVANCES         RECEIVABLE
                                                  ----------         ---------     ----------     ------------      -----------
Issuance of shares in January, February
and June 1999 for services rendered at
$3.56 per share average                              30,000                3          106,872               --              --

Warrants exercised in January through
July 1999 at $0.30 per share                      1,638,667              164          496,843         (220,000)             --

Sale of 340,000 restricted shares in
January, March and April 1999 for cash
at $1.24 per share (including 16,000
shares issued for finders fees)                     356,000               36          421,464               --              --

Exchange of 921,925 shares in February
and December 1999 for convertible debt
and interest at $1.70 per share                     921,925               92        1,566,075               --              --

Sale of 20,000 shares in February 1999
at $1.00 per share                                   20,000                2           19,998               --              --

Issuance of restricted shares in March,
August and September 1999 for services
rendered at $2.04 per share average                 830,000               83        1,689,724               --              --

Subscription advances in March and April 1999            --               --               --          178,993              --

Issuance of restricted stock in March
1999 for prepaid advertising at $1.97
per share                                           200,000               20          393,105               --              --

Estimated fair market value of options
granted in March 1999 for prepaid advertising            --               --          215,000               --              --

                                                   DEFICIT
                                                 ACCUMULATED         TOTAL
                                                 DURING THE       STOCKHOLDERS'
                                                 DEVELOPMENT        EQUITY
                                                    STAGE          (DEFICIT)
                                                 -----------      ------------
Issuance of shares in January, February
and June 1999 for services rendered at
$3.56 per share average                                  --          106,875

Warrants exercised in January through
July 1999 at $0.30 per share                             --          277,007

Sale of 340,000 restricted shares in
January, March and April 1999 for cash
at $1.24 per share (including 16,000
shares issued for finders fees)                          --          421,500

Exchange of 921,925 shares in February
and December 1999 for convertible debt
and interest at $1.70 per share                          --        1,566,167

Sale of 20,000 shares in February 1999
at $1.00 per share                                       --           20,000

Issuance of restricted shares in March,
August and September 1999 for services
rendered at $2.04 per share average                      --        1,689,807

Subscription advances in March and April 1999            --          178,993

Issuance of restricted stock in March
1999 for prepaid advertising at $1.97
per share                                                --          393,125

Estimated fair market value of options
granted in March 1999 for prepaid advertising            --          215,000

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999

                                                                                                                      STOCKHOLDER
                                                                                                                         NOTES
                                                                                  ADDITIONAL                          AND ACCRUED
                                                       COMMON STOCK                PAID-IN         SUBSCRIPTION        INTEREST
                                                 SHARES           AMOUNT           CAPITAL           ADVANCES         RECEIVABLE
                                             ------------      ------------      ------------      ------------      -------------
Options exercised in April, June and
August at $2.79 per share                         120,833                12           336,804                --                --

Estimated fair market value of options
granted in May and June 1999 to
consultants for services rendered                      --                --           453,600                --                --

Estimated fair market value of warrants
issued in August 1999 in connection
with convertible debt                                  --                --           345,400                --                --

Value of beneficial and induced
conversion in connection with
convertible debt                                       --                --         1,287,298                --                --

Accrued interest on stockholder notes
receivable                                             --                --                --                --            (4,000)

Net loss                                               --                --                --                --                --
                                             ------------      ------------      ------------      ------------      -------------

Balance at December 31, 1999                    6,667,800      $        667      $ 12,154,940      $    278,993      $   (115,830)
                                             ============      ============      ============      ============      ============

                                               DEFICIT
                                             ACCUMULATED           TOTAL
                                              DURING THE        STOCKHOLDERS'
                                             DEVELOPMENT          EQUITY
                                                STAGE            (DEFICIT)
                                             ------------       ------------
Options exercised in April, June and
August at $2.79 per share                             --            336,816

Estimated fair market value of options
granted in May and June 1999 to
consultants for services rendered                     --            453,600

Estimated fair market value of warrants
issued in August 1999 in connection
with convertible debt                                 --            345,400

Value of beneficial and induced
conversion in connection with
convertible debt                                      --          1,287,298

Accrued interest on stockholder notes
receivable                                            --             (4,000)

Net loss                                      (7,244,707)        (7,244,707)
                                             ------------       ------------

Balance at December 31, 1999                $(13,333,066)      $ (1,014,296)
                                            ============       ============

                      See independent auditors' report and
                   accompanying notes to financial statements

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


                                                                                      MARCH 30, 1995
                                                                                         (DATE OF
                                                                                        INCEPTION)
                                                     YEAR ENDED       YEAR ENDED         THROUGH
                                                    DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                        1999             1998              1999
                                                    ------------     ------------    ---------------
                                                                     (AS RESTATED
                                                                     - SEE NOTE 1)
Cash flows from operating activities:
   Net loss                                         $(7,244,707)    $  (3,352,541)    $ (12,608,380)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
     Depreciation and amortization                       47,112           103,003           273,516
     Allowance for doubtful accounts                      8,500                 -             8,500
     Software development costs written off             294,192           255,000           341,667
     Estimated value of shares issued for
       consulting services                            1,796,682           185,625         2,707,315
     Estimated value of options and warrants
       granted for consulting services                  800,237           404,850           859,687
     Estimated value of beneficial and induced
       conversion of debt                             1,287,298                 -         1,632,698
     Amortization of debt issuance costs                176,000                 -           176,000
     Interest accrued on convertible debt prior to
       conversion                                       150,953                 -           150,953
     Interest accrued on stockholder notes
       receivable                                        (4,000)           (4,000)          (15,830)
     Changes in operating assets and liabilities:
       Accounts receivable                               66,090           (66,465)          (10,718)
       Prepaid expense                                  (21,772)            7,064           (52,097)
       Inventories                                       79,908           (40,946)          (12,855)
       Prepaid advertising costs                              -           500,000          (100,000)
       Deposits and other assets                        (23,467)           (1,225)          173,494
       Accounts payable and accrued expenses            129,013           222,620           430,341
       Accounts payable - related parties                     -           (24,455)                -
                                                    -----------      ------------      ------------

   Net cash used in operating activities             (2,457,961)       (1,811,470)       (6,045,709)
                                                    -----------      ------------      ------------

Cash flows from investing activities:
   Acquisition of license agreement and trademark             -           (81,135)         (102,287)
   Deferred software development costs                        -          (105,238)         (405,238)
   Purchase of fixed assets                             (60,023)          (32,113)         (299,287)
   Loans to stockholder                                       -                 -          (100,000)
   Proceeds from sale of fixed assets                         -                 -             2,822
                                                    -----------      ------------      ------------

   Net cash used in investing activities                (60,023)         (218,486)         (903,990)
                                                    -----------      ------------      ------------

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


                                                                                         MARCH 30, 1995
                                                                                           (DATE OF
                                                                                           INCEPTION)
                                                        YEAR ENDED       YEAR ENDED          THROUGH
                                                        DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                                                           1999             1998              1999
                                                        -----------      -----------       -----------
                                                                        (AS RESTATED
                                                                        - SEE NOTE 1)
Cash flows from financing activities:
   Principal payments on capital lease                            -           (5,146)          (27,567)
   Subscription advances                                    178,993          320,000           498,993
   Net proceeds from sale of stock to investors             441,500          700,000         2,616,952
   Net proceeds from the exercise of options
     and warrants                                           613,823           20,000           633,823
   Retirement of notes payable                                    -          (32,276)         (155,269)
   Proceeds received from issuance of notes
    payable and convertible debentures (net of
    debt issuance costs of $176,000 in 1999)              2,024,000          654,680         4,143,074
                                                        -----------      -----------       -----------

   Net cash provided by financing activities              3,258,316        1,657,258         7,710,006
                                                        -----------      -----------       -----------

Change in cash and cash equivalents                         740,332         (372,698)          760,307

Cash and cash equivalents, beginning of period               19,975          392,673                 -
                                                        -----------      -----------       -----------

Cash and cash equivalents, end of period                $   760,307      $    19,975       $   760,307
                                                        ===========      ===========       ===========

Supplemental disclosures of cash flow information:
  Cash paid during the period for:
        Interest                                        $         -      $   150,151       $   223,667
                                                        ===========      ===========       ===========
        Income taxes                                    $       800      $       800       $     3,200
                                                        ===========      ===========       ===========


Supplemental schedule of non-cash investing and financing activities:

See accompanying notes to the financial statements for additional information relating to non-cash investing and financing activities during fiscal 1999 and 1998.


                      See independent auditors' report and
                   accompanying notes to financial statements

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES


DESCRIPTION OF BUSINESS

Originally founded as a multi-media production studio in 1995, MediaX Inc. was acquired and became public in 1996 as ZeitGeist Werks, Inc. and subsequently renamed MediaX Corporation ("MediaX" or the "Company"). MediaX began as a real-time 3D computer game development company for distribution through both conventional and Internet distribution channels, as well as licensing through large publishers. After the acquisition, the Company's strategic focus is centered on the following: new media content, web site development for Internet and broadband channels, Internet-based commerce and on-line marketing.

MediaX designs, owns, operates, hosts and integrates a network of several distinct types of entertainment-based Internet web sites. The company is positioned to generate revenue through web site design services, the sale of artist specific merchandise, entertainment-related products, club subscriptions, endorsement opportunities for corporate sponsors, third party advertising and a variety of products provided by affiliates. In February 1999, the Company launched amuZnet.com, an entertainment destination and e-commerce site offering entertainment titles on CDs, DVDs, videos and movies for sale. The Company operates its own and/or third party marketing campaigns on amuZnet.com.

All content that is currently produced for the Internet will be re-purposed for interactive satellite broadcasting and can also easily be transferred to other broadband systems such as cable TV or ADSL subscriber systems without significant technological effort. This puts the Company in the position to have several outlets for the digital interactive content it produces. The Company has signed contracts with EchoStar (Dish Network) for the launch of an Interactive Satellite Channel and hopes to further tap into the rapidly emerging efforts of cable and telecom companies with its existing technology and content expected to be launched in late 2000. However, there can be no assurance that the Company will achieve its objectives or successfully implement its interactive satellite business plan.

Development Stage Company

The Company has been in the development stage since its formation due to the change in the Company's business plan in late 1998 with no significant revenues being generated from these proposed new activities. During the development stage, the Company is primarily engaged in raising capital, obtaining financing, advertising and promoting the Company and administrative functions along with developing a unique network of celebrity web sites, central e-commerce sites, unique entertainment and an on-line shopping experience.

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Restatement of 1998 Financial Statements

Based on updated information on certain transactions, the Company has restated its 1998 audited financial statements as follows:

        The estimated fair market value of 190,000 shares of restricted stock committed to be issued in December 1998 for services rendered (see Note
        4) were not recorded as the stock had not yet been issued. Based on updated information, the estimated fair market value of the stock has been recorded at $185,625. The estimated value of options and warrants to purchase 191,000 shares of common stock issued to consultants (see Notes 5 and 6) for services rendered were incorrectly recorded at $0. Based on updated information, the estimated fair value of the options and warrants was $415,190, of which $404,850 was recorded in 1998. In addition, the estimated value of the detachable warrants issued to purchase 3,676,667 shares of common stock in connection with sale of stock (see Note 4) were incorrectly recorded at $0. Based on updated information, the estimated fair value of the detachable warrants (recorded as stock dividends) has been recorded at $456,622. As a result of these restatements, the Company's loss for fiscal 1998 was restated to $3,352,541 from the previously recorded $2,762,066 and the loss per share was restated to $(1.79) from the previously recorded $(1.49).

Risk and Uncertainties

The Company is a development stage company subject to the substantial business risks and uncertainties of such an entity, including potential risk of business failure.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company's losses from operations through December 31, 1999 and lack of operating history, among other matters, raise substantial doubt about its ability to continue as a going concern. The Company hopes to obtain revenues from product sales and the development of celebrity web sites. In the absence of significant sales and profits, the Company intends to fund operations through additional debt and equity financing arrangements which management believes will be sufficient to fund its capital expenditures, working capital requirements and other cash requirements through December 31, 2000. There is no assurance the Company will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to the Company.

These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Year 2000

The Year 2000 issues relates to limitations in computer systems and applications that may prevent proper recognition of the Year 2000. The potential effect of the Year 2000 issue on the Company and its business partners will not be fully determinable until the Year 2000 and thereafter. If the Year 2000 modifications are not properly completed either by the Company or entities with which the Company conducts business, the Company's revenues and financial condition could be adversely impacted.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents consist of demand deposits in banks with an initial maturity of 90 days or less. Cash equivalents are carried at cost which approximates market.

Inventories

Inventories at December 31, 1999 consist primarily of artist specific merchandise sold over the Internet. Inventories are recorded at the lower of cost or market using the first-in, first-out method.

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Depreciation expense for the years ended December 31, 1999 and 1998 was $47,112 and $57,059, respectively. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Deferred Software Development Costs

Certain development costs of CD-rom masters were capitalized in accordance with SFAS No. 86 ("SFAS 86"), "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" and are reported at the lower of unamortized cost or net realizable value. Amortization will be taken commencing with the sales activity of the related product using the straight-line method and asset lives approximating the retail sales life of the final product, generally three to five years. During 1999 and 1998, due to the change in the Company's business plan, the Company wrote-off previously capitalized and in process software development costs of $294,192 and $255,000, respectively, which are recorded in the accompanying statements of operations.

Impairment of Long-Lived Assets

Management of the Company assesses the impairment of long-lived assets by comparing the future undiscounted net cash flows (without interest charges) from the use and ultimate disposition of such assets with their carrying amounts. The amount of impairment, if any, is measured based on fair value and is charged to operations in the period in which such impairment is determined by management. There was no impairment of long-lived assets identified for the year ended December 31, 1999.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Stock Based Compensation

The Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," which defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income (loss), as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25.

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Revenue Recognition

Sales of goods and services and the related cost of sales are recognized when orders are received and goods are shipped or services are delivered. Revenues from internet advertising and web development are recorded when earned.

Advertising

Advertising costs are expensed as incurred. Prepaid advertising costs represents the estimated market value of stock issued (see Note 4) and options granted (see
Note 5) to a third party for advertising to be received in future periods.

Basic and Diluted Loss Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128"). SFAS 128 changes the methodology of calculating earnings per share and renamed the two calculations, basic earnings per share (formerly primary) and diluted earnings per share (formerly fully diluted). The calculations differ by eliminating any common stock equivalents (such as stock options, warrants, etc.) from basic earnings per share and changes certain calculations when computing diluted earnings per share. The adoption of SFAS 128 has not materially impacted the Company's financial position or results of operations.

Basic and diluted loss per share were computed based on the weighted average number of shares outstanding for the period. Basic and diluted loss per share are the same as the effect of stock options and warrants on loss per share are antidilutive and thus not included in the diluted loss per share calculation.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 130 had no effect on the Company's financial statements as it had no comprehensive income components.

Segment Information

The Company has adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. As the Company is currently in the development stage, the Company does not yet have any reportable segments.

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED


FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures About Fair Value of Financial Instruments." SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, receivables, trade payables, accrued expenses and convertible notes payable approximates their estimated fair values due to the short-term maturities of those financial instruments or because interest rates approximate market rates.

Recent Accounting Pronouncements

The FASB issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their fair value. This statement, as amended by SFAS 137, is effective for financial statements for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material impact on its results of operations, financial position or cash flows as it currently does not engage in any derivative or hedging activities.


REVERSE STOCK SPLIT

Effective November 18, 1998, the Company's Board of Directors approved a reverse stock split of ten-to-one. All references throughout these financial statements to number of shares, per share amounts, stock option data and market prices of the Company's common stock have been restated to reflect the reverse stock split.

Reclassifications

Certain reclassifications have been made to the December 31, 1998 financial statements in order to conform to classification used in the current year.

NOTE 2 - CONVERTIBLE SUBORDINATED DEBENTURES AND NOTES PAYABLE

Included in convertible subordinated debentures payable at December 31, 1998 was $1,454,092 of various notes payable. The notes, bearing interest at the prime rate (prime rate at December 31, 1998 was 8.25%) plus 2% to 4%, were due on various dates through September 1999. In 1999, the Company offered the note holders an inducement to convert the notes with a current balance of $1,566,192 (including accrued interest in 1999 of $112,100) into common stock at $1.69 per share (estimated fair market value on the date of conversion was approximately $2.71 per share) or 921,925 shares. As a result of this induced conversion, the Company recorded additional interest expense of $938,112 during the year ended December 31, 1999.

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


NOTE 2 - CONVERTIBLE SUBORDINATED DEBENTURES AND NOTES PAYABLE,
CONTINUED

In 1999, the Company entered into a securities purchase agreement with an investor, whereby the Company sold to the investor a $2,200,000 principal amount convertible note for $2,024,000 (net of debt issuance costs of $176,000, which were amortized to interest expense due to the immediate convertibility of this note). The note bears interest at 5% and is due on August 24, 2002. The holder of the note has the option to require interest payments in cash or stock. As of December 31, 1999, the Company has incurred interest expense related to the note in the amount of $38,877. The note is convertible at beneficial rates which vary based on recent stock prices and date of conversion, as defined. Due to the note being immediately convertible at the option of the noteholder, the Company has recorded a beneficial conversion of $349,186 that is included in interest expense at December 31, 1999. In addition, the Company gave the investor a warrant to purchase 220,000 shares of its common stock at $3.40 per share expiring in August 23, 2004 which was valued at $345,400 (based on Black-Scholes computation under SFAS 123 - see Note 6) and recorded as interest expense.

NOTE 3 - SUBSCRIPTION ADVANCES

Subscription advances represents monies received in advance from certain investors for the future exercise of warrants or purchase of stock. The total number of warrants to be exercised or the total number of shares to be purchased has not yet been determined. During 1999, $220,000 of the previously received advances were utilized to exercise certain warrants (see Note 4) and the Company received $178,993 of new advances. At December 31, 1999, the total outstanding balance on subscription advances was $278,993.

NOTE 4 - STOCKHOLDERS' EQUITY

Preferred Stock

The Company's Articles of Incorporation authorize up to 10,000,000 shares of $.0001 par value preferred stock. Shares of preferred stock may be issued in one or more classes or series at such time the Board of Directors may determine. All shares of any one series shall be equal in rank and identical in all respects. As of December 31, 1999, the Board of Directors has designated 6,000,000 as Series A 10% convertible preferred stock ("Preferred A"). Each Preferred A share has a liquidation preference of $1 per share plus accrued dividends and is convertible at 3.5 shares of Preferred A into one common share. As of December 31, 1999, no preferred shares have been issued.

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


NOTE 4 - STOCKHOLDERS' EQUITY, CONTINUED

Common Stock

During April to December 1998, the Company sold 468,313 shares to an accredited investor for proceeds of $500,000. In addition, the Company granted to this investor warrants to purchase up to 3,676,667 shares of common stock at varying prices with a fair market value of $456,622 (based on Black-Scholes computation under SFAS 123) and recorded as a common stock dividend. The warrants expire on various dates through September 7, 2001 and the number of shares and price per share will not be adjusted for any future stock splits or reverse stock splits. In addition, the investor is limited to only exercise 200,000 warrants in any sixty-day period. 200,000 of these warrants were exercised during December of 1998 for proceeds of $20,000. During 1999, 1,608,667 of these warrants were exercised for proceeds of $422,007, of which $220,000 was received in prior year and recorded as subscription advances (see Note 3).

Another accredited unrelated investor purchased 104,000 shares during February 1998 for proceeds of $200,000.

During December 1998, the Company issued 190,000 shares of common stock valued at $185,625 (based on the market value on the date of grant) to consultants for services rendered.

During January 1999, the Company issued 30,000 shares of common stock in connection with the exercise of stock warrants for $75,000, in addition to the warrants exercised above.

During January through September 1999, the Company issued 30,000 shares of common stock valued at $106,875 (based on the market values on the dates of grant) and 830,000 shares of restricted common stock valued at $1,689,807 (based on the market values on the dates of grant) to consultants for services rendered.

During January through April 1999, the Company issued 20,000 shares of common stock and 340,000 shares (plus 16,000 shares issued for finders fees) of restricted stock for $20,000 and $421,500, respectively.

During March 1999, the Company issued 200,000 shares of restricted common stock valued at $393,125 (based on the market value on the date of grant) and options to purchase 100,000 shares of common stock with an estimated value of $215,000 (using the Black-Scholes option pricing model pursuant to SFAS 123) to a third party for prepaid advertising time (see Note 1).

During April through August 1999, the Company issued 120,833 shares of common stock in connection with the exercise of stock options for $336,816.

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


NOTE 5 - STOCK OPTIONS

In December 1998, the Company amended the incentive stock option plan adopted in 1996. The plan authorizes the issuance of options to purchase up to 500,000 shares of the Company's common stock. All options must have an exercise price of no less than the stock's fair market value on the date of grant. The option plan expires on December 10, 2008.

During fiscal 1998, pursuant to various employment agreements, the Company issued options to purchase 185,500 shares of the Company's common stock at an exercise price of $0.98. The options vest on various dates through December 2001 and are exercisable through December 10, 2008. A total of $3,711 of compensation expense will be recorded over the vesting period, of which $1,237 and $0 was recognized during 1999 and 1998, respectively.

From time to time, the Company issues stock options pursuant to various agreements and other compensatory arrangements.

During fiscal 1998, pursuant to various consulting and outside service provider agreements, the Company issued to consultants options to purchase 131,000 shares of the Company's common stock at exercise prices ranging from $0.98 to $7.50 per share. The options vest on various dates through December 2001 and are exercisable through December 2008. Total consulting expense of $134,090 (using the Black-Scholes option pricing model pursuant to SFAS 123 - see below) will be recorded over the vesting period, of which none and $123,750 was recognized at December 31, 1999 and 1998, respectively.

During fiscal 1999, the Company entered into various employment agreements wherein the Company has agreed to supplement compensation to certain employees in the form of stock options. Pursuant to the agreements, the Company issued options to purchase 1,086,700 shares of common stock at exercise prices ranging from $1.12 per share to $1.95 per share and vesting over a period ranging from one to three years from the date of grant. A total of approximately $537 of compensation expense will be recorded over the vesting period, of which none was recognized during fiscal 1999.

During fiscal 1999, pursuant to various consulting and outside service provider agreements, the Company issued to consultants options to purchase 294,400 shares of the Company's common stock at exercise prices ranging from $1.40 to $6.50 per share. The options vest on various dates through December 2002 and are exercisable through December 2009. Total consulting expense of $501,000 will be recorded over the vesting period of which $453,600 was recognized at December 31, 1999. Included in these options was 100,000 options that were issued for prepaid advertising costs. The estimated value of these options was $215,000 (using the Black-Scholes option pricing model pursuant to SFAS 123 - see below), which the Company has recorded as prepaid advertising on the balance sheet at December 31, 1999.

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


NOTE 5 - STOCK OPTIONS, CONTINUED

Following is a status of the stock options outstanding at December 31, 1999 and 1998 and the changes during the years then ended:

                                               1999                               1998
                                      -------------------------         ------------------------
                                                      WEIGHTED                          WEIGHTED
                                                      AVERAGE                           AVERAGE
                                                      EXERCISE                          EXERCISE
                                       OPTIONS          PRICE            OPTIONS         PRICE
                                      ----------      ---------         ----------     ---------
Outstanding, beginning of year           331,635         $ 2.15             15,135        $14.68
    Granted                            1,381,100           1.75            316,500          1.55
    Exercised                           (120,833)         (2.79)                 -             -
    Expired/Forfeited                    (33,667)          0.98                  -             -
                                      ----------      ---------         ----------     ---------

Outstanding, end of year               1,558,235         $ 1.77            331,635        $ 2.15
                                      ==========      =========         ==========     =========

Exercisable, end of year                 259,129         $ 2.80            132,923        $ 3.54
                                      ==========      =========         ==========     =========

Weighted average fair value of
  options granted                                        $ 1.42                           $ 0.97
                                      ==========      =========         ==========     =========


1,378,100 of the options outstanding at December 31, 1999 have exercise prices between $0.98 and $1.95, with a weighted average exercise price of $1.15 and a weighted average remaining contractual life of 8.4 years. 178,994 of these options are exerciseable at December 31, 1999. The remaining 180,135 options have exercise prices between $2.50 and $22.50, with a weighted average exercise price of $6.50 and a weighted average remaining contractual life of 2.6 years. 80,135 of these options are exercisable at December 31, 1999.

The fair value of each option granted during 1999 and 1998 to consultants and outside service providers is estimated using the Black-Scholes option-pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 240 percent and 205 percent, respectively,
(iii) weighted-average risk-fee interest rate of approximately 6.15 percent and
5.2 percent, respectively, and (iv) expected life of 2.75 years and 2.5 years, respectively.

Had compensation cost for the Company's 1999 and 1998 options granted to employees been determined consistent with SFAS 123, the Company's net loss and net loss per share for the year ended December 31, 1999 and 1998 would approximate the pro forma amounts below:

                                                     1999                                   1998
                                      ----------------------------------      ----------------------------------
                                       AS REPORTED          PRO FORMA          AS REPORTED          PRO FORMA
                                      --------------      --------------      --------------      --------------
Net loss                              $  (7,244,707)      $  (7,302,920)      $  (3,352,541)      $  (3,352,541)
Basic and diluted loss per share      $       (1.37)      $       (1.38)      $       (1.79)      $       (1.79)

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


NOTE 6 - STOCK WARRANTS

From time to time, the Company issues warrants pursuant to various consulting agreements.

During fiscal 1998, pursuant to contract agreements with outside consultants, the Company issued warrants to purchase 60,000 shares of the Company's common stock at exercise prices ranging from $2.50 to $15.00. The warrants vested on the date of grant and are exercisable through September 2001. Total expense of $281,100 representing the fair value of these warrants was recognized during fiscal 1998.

In connection with the sale of its common stock, the Company issued warrants to purchase 3,676,667 shares of the Company's common stock at exercise prices ranging from $0.10 to $0.40 (see Note 4). The warrants vest on the date of grant and are exercisable through September 2001. Total dividends of $456,622 representing the fair market value of these warrants was recognized as of December 31, 1998.

During fiscal 1999, the Company issued additional warrants to purchase 220,000 shares of the Company's common stock at an exercise price of $3.40 per share in connection with the issuance of convertible debt (see Note 2). The warrants vest on the date of grant and are exercisable through August 2004. Total additional interest expense of $345,400 representing the fair value of these warrants was recognized during fiscal 1999.

The following represents a summary of the warrants outstanding for the years ended December 31, 1999 and 1998:

                                             1999                          1998
                                    -----------------------      -----------------------
                                                  WEIGHTED                      WEIGHTED
                                                  AVERAGE                       AVERAGE
                                                  EXERCISE                      EXERCISE
                                     WARRANTS      PRICE          WARRANTS       PRICE
                                    ----------   ----------      ----------    ---------
Outstanding, beginning of year       3,600,898       $ 0.57          66,841       $14.09
    Granted                            220,000         3.40       3,736,667         0.33
    Exercised                       (1,638,667)        0.30        (200,000)        0.10
    Expired/Forfeited                        -            -          (2,610)       30.00
                                    ----------   ----------      ----------    ---------

Outstanding, end of year             2,182,231       $ 1.06       3,600,898       $ 0.57
                                    ==========   ==========      ==========    =========

Exercisable, end of year             2,182,231       $ 1.06       3,600,898       $ 0.57
                                    ==========   ==========      ==========    =========

Weighted average fair value of
  warrants granted                                   $ 1.57                       $ 0.20
                                                 ==========                    =========


1,868,000 of the warrants outstanding at December 31, 1999 have exercise prices between $0.10 and $0.27, with a weighted average exercise price of $0.14 and a weighted average remaining contractual life of 1.6 years. All of these warrants are exercisable at December 31, 1999. The remaining 314,231 warrants have exercise prices between $3.40 and $15.00, with a weighted average remaining contractual life of 4.8 years. All of these warrants are exercisable at December 31, 1999.

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999

NOTE 6 - STOCK WARRANTS, CONTINUED

The fair value of each warrant granted during 1999 and 1998 is estimated using the Black-Scholes option-pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 174 percent and 200 percent, respectively, (iii) weighted-average risk-free interest rate of approximately 5.95 percent and 4.66 percent, respectively, and (iv) expected life of 1.5 years.


NOTE 7 - RELATED PARTY TRANSACTIONS


STOCKHOLDER NOTES AND ACCRUED INTEREST RECEIVABLE

Stockholder notes receivable represents monies loaned to the Company's President and stockholder. The notes, which are due on demand, are uncollateralized and bear interest at 4% per annum. At December 31, 1999, the total outstanding balance was $115,830, including accrued interest of $15,830, of which $4,000 was recorded in 1999 and 1998, respectively. As the notes are due from the President and stockholder, the Company has presented the receivables as a reduction of stockholders' deficit at December 31, 1999.


COMMITMENT - EMPLOYMENT AGREEMENTS

The Company entered into an employment agreement with its President. The agreement which expires in December 2001, provides for an annual base salary of $185,000 and increases to $215,000. The aggregate minimum annual commitment for future payments at December 31, 1999 was approximately $400,000. Amounts paid pursuant to this agreement totaled $185,000 for the years ended December 31, 1999 and 1998, respectively.

The Company entered into an employment agreement with its executive vice president. The agreement, which expires in June 2001, provides for an annual base salary of $185,000 and increases to $215,000. The aggregate minimum annual commitment for future payments at December 31, 1999 was approximately $307,500. Amounts paid pursuant to this agreement totaled $143,000 and $125,000 for the years ended December 31, 1999 and 1998, respectively.

Both of these agreements also provide for a bonus at the end of each fiscal quarter as determined by the Company's Board of Directors. No bonuses have been declared or paid since inception. Both the President and Executive Vice-President may voluntarily terminate their employment at any time.


CONSULTING FEES TO OFFICER/DIRECTOR

Beginning August 1, 1998, the Company's chairman provides services to the Company pursuant to a month to month consulting agreement requiring $10,000 for each month worked. During 1999 and 1998, the Company expensed $120,000 and $50,000, respectively, related to this agreement. As of December 31, 1999, $40,000 is accrued and included in accounts payable. In January 2000, the Chairman accepted a full-time management position with the Company.

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999

NOTE 8 - INCOME TAXES

The tax effects of temporary differences that give rise to deferred taxes as of December 31, 1999 are as follows:

Deferred tax asset:
   Net operating loss carryforward                             $ 4,185,000
   Expense recognized for granting options and warrants            343,000
                                                               -----------
         Total gross deferred tax asset                          4,528,000

   Less valuation allowance                                     (4,528,000)
                                                               -----------
                                                               $        --
                                                               ===========

The valuation allowance increased by approximately $2,941,800 during the year ended December 31, 1999. No current provision for income taxes for the periods ended December 31, 1999 and 1998 is required, except for minimum state taxes, since the Company incurred taxable losses during such years.

The provision for income taxes for fiscal 1999 and 1998 was $800 and differs from the amount computed by applying the U.S. federal income tax rate of 34% to loss before income taxes as a result of the following as of December 31:


                                                           1999                1998
                                                       -----------         -----------
Computed tax benefit at federal statutory rate         $(2,463,000)        $(1,140,000)
State income tax benefit, net of federal effect           (478,000)           (221,000)
Increase in valuation allowance                          2,941,800           1,361,800
                                                       -----------         -----------

                                                       $       800         $       800
                                                       ===========         ===========


As of December 31, 1999, the Company had net operating loss carryforwards of approximately $10,760,000 and $5,960,000 for federal and state income tax reporting purposes, which begin expiring in 2011 and 2001, respectively.

In the event the Company were to experience a greater than 50% change in ownership as defined in Section 382 of the Internal Revenue Code, the utilization of the Company's net operating loss carryforwards could be severely restricted.

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999

NOTE 9 - EARNINGS PER SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations:

                                                                1999                   1998
                                                             -----------            -----------
Numerator for basic and diluted earnings per share:
    Net loss available to common stockholders                $(7,244,707)           $(3,352,541)
                                                             ===========            ===========
Denominator for basic and diluted earnings per share:
    Weighted average shares                                    5,280,837              1,873,517
                                                             ===========            ===========
Basic and diluted loss available to common
  stockholders per common share                              $     (1.37)           $     (1.79)
                                                             ===========            ===========


NOTE 10 - 401(k) RETIREMENT PLAN

On January 1, 1998, the Company adopted a Section 401(k) tax sheltered annuity program in which each full time employee with at least three months of service may contribute up to 15% of his/her gross salary (up to a maximum of $9,500 adjusted annually for inflation) annually on a tax-deferred basis. The Company is not required to make any employer contributions to the plan.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases its corporate offices on a month-to-month basis for approximately $3,200 per month. Subsequent to December 31, 1999, the Company entered into an agreement to lease new corporate offices through December 2004. The agreement provides for monthly lease payments of $9,250.

The Company leases space for its research and production studio from an unrelated party under an operating lease agreement that expires June 30, 2000.

Future minimum annual commitments under lease agreements are as follows:

                    Years Ending
                     December 31
                ----------------------
                        2000                 $  130,000
                        2001                    114,000
                        2002                    118,000
                        2003                    121,000
                        2004                    125,000
                                             ----------
                                             $  608,000
                                             ==========

Rent expense under operating leases was $78,088 and $70,869 for the years ended December 31, 1999 and 1998, respectively.

Direct Fulfillment Service

In December 1998, the Company entered into a consumer direct fulfillment service agreement with a third party. The agreement, which expires in December 2001, provides for a minimum monthly commitment fee of $2,000, increasing to $4,000 in August 1999, or 1.5% of sales. The aggregate minimum commitment for future payments at December 31, 1999 was approximately $96,000. Amounts paid pursuant to this agreement totaled $24,000 for the year ended December 31, 1999.


NOTE 12 - SUBSEQUENT EVENTS

In January 2000, the Company granted options to purchase 50,000 shares of the Company's common stock at an exercise price of $1.68 (estimated by the Company to be the fair market value) to consultants. The options vest immediately and are exercisable through December 2001. Total consulting expense to be recognized using the Black-Scholes option pricing model pursuant to SFAS 123 is approximately $80,000.

In February 2000, the Company granted options to employees to purchase 50,000 of the Company's common stock at an exercise price of $2.81 (estimated by the Company to be the fair market value). The options vest over a three-year period and are exercisable through December 2008.

In February 2000, noteholders of convertible debentures exercised their option to convert $102,575 (including accrued interest of $2,575) of debt into 75,981 shares of the Company's common stock.

In March 2000, the Company was ordered to pay an arbitration award of $170,000 plus costs of approximately $13,000 to an order fulfillment company. The award was a result of a breach of contract pursuant to a 1999 licensing agreement between the Company and the order fulfillment company; therefore the Company has recorded the related liability of approximately $183,000 at December 31, 1999 in the related balance sheet and statement of operations. The Company is in the process of challenging the arbitrator's authority and the arbitration provisions in the written agreement.

In March 2000, the Company issued 218,000 shares of the Company's common stock in connection with the exercise of warrants for $58,200, which was included in subscription advances as of December 31, 1999.

                               MEDIAX CORPORATION
                   BALANCE SHEET QUARTER ENDED MARCH 31, 2000
                                   (UNAUDITED)

                                     ASSETS

Current assets:
    Cash and cash equivalents                                           $    335,378
    Accounts receivable, net of reserve of $8,500                              1,657
    Inventories                                                               12,761
    Prepaid advertising costs                                                708,125
    Other prepaid expenses                                                    42,210
                                                                        ------------
        Total current assets                                               1,100,131
                                                                        ------------

Property and equipment, at cost:
    Computer equipment                                                       361,425
    Office equipment                                                          36,580
    Leasehold improvements                                                     7,630
                                                                        ------------
                                                                             405,635
    Less accumulated depreciation and amortization                          (289,554)
                                                                        ------------
        Property and equipment, net                                          116,081

Deposits and other assets                                                     35,136
                                                                        ------------

                                                                        $  1,251,348
                                                                        ============

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable                                                    $    501,917
    Accrued payroll and related costs                                         35,096
    Accrued expenses                                                           7,967
    Deferred revenue                                                         100,000
                                                                        ------------
        Total current liabilities                                            644,980

Long-term liabilities:
    Convertible notes payable                                              2,163,664
                                                                        ------------

        Total liabilities                                                  2,808,644
                                                                        ------------

Commitments and contingencies

Stockholders' deficit:
    Preferred stock, $.0001 par value per share; 10,000,000 shares
      authorized and no shares issued                                              -
    Common stock, $.0001 par value per share; 25,000,000 shares
      authorized; 6,961,781 shares issued and outstanding                        696
    Additional paid-in capital                                            12,405,338
    Subscription advances                                                    320,793
    Stockholder notes and accrued interest receivable                       (116,830)
    Accumulated deficit                                                  (14,167,293)
                                                                        ------------
        Total stockholders' deficit                                       (1,557,296)
                                                                        ------------

                                                                        $  1,251,348
                                                                        ============


   The accompanying notes are an integral part of these financial statements.

                               MEDIAX CORPORATION
              Statements of Operations Quarter Ended March 31, 2000
                                   (Unaudited)


                                                    For the Three Months Ended
                                                            March 31,
                                                  -----------------------------
                                                      2000              1999
                                                  -----------       -----------
Sales/Cost of sales
Sales                                             $    16,590       $    42,003
Cost of sales                                          (7,567)           (5,975)
                                                  -----------       -----------
Gross profit                                            9,023            36,028
                                                  -----------       -----------
Operating Expenses
Operating and development                             374,183            95,254
Sales and marketing                                   111,931           103,252
General and administrative                            336,396         1,906,181
                                                  -----------       -----------
                                                      822,510         2,104,687
                                                  -----------       -----------
Other Income (Expenses)
Interest income                                         7,069             1,060
Interest expense                                      (27,807)         (403,174)
                                                  -----------       -----------
                                                      (20,738)         (402,114)
                                                  -----------       -----------

Net loss                                          $  (834,225)      $(2,470,773)
                                                  ===========       ===========

Basic and diluted weighted average number of
 common shares                                      6,739,200         3,747,553
                                                  ===========       ===========

Basic and diluted net loss per common share       $      (.12)      $      (.66)
                                                  ===========       ===========


   The accompanying notes are an integral part of these financial statements.

                               MEDIAX CORPORATION
              Statements of Cash Flows Quarter Ended March 31, 2000
                                   (Unaudited)


                                                                   For the Three Months Ended
                                                                          March 31,
                                                                 -----------------------------
                                                                     2000              1999
                                                                 -----------       -----------
Cash flows from operating activities:
     Net loss                                                    $  (834,225)      $(2,470,773)
     Adjustments to reconcile net loss to net
     cash used in operating activities:
Depreciation and amortization                                         11,067            11,821
Estimated value of shares issued
 for services rendered                                                     -         1,555,400
Estimated value of options granted to employees                          352               309
Estimated value of options granted
 for consulting services                                              89,297           108,000
Estimated value of beneficial conversion and
 induced conversion of debt                                                -           371,876
Interest accrued on convertible debt                                  27,363            30,384
Interest accrued on stockholder notes receivable                      (1,000)           (1,000)
Changes in operating assets and liabilities:
   Accounts receivable                                                   561            (5,151)
   Prepaid Expense                                                     9,887            19,227
   Inventories                                                            94               637
   Accounts payable and accrued expenses                              96,460           (57,968)
   Deferred revenue                                                  100,000                 -
                                                                 -----------       -----------

     Net cash used in operating activities                          (498,144)         (437,238)
                                                                 -----------       -----------

Cash flows from investing activities:
     Acquisition of intangible assets                                      -          (115,192)
     Purchase of fixed assets                                        (26,785)           (7,266)
                                                                 -----------       -----------

     Net cash used in investing activities                           (26,785)         (122,458)
                                                                 -----------       -----------

Cash flows from financing activities:
     Subscription advances                                           100,000           187,250
     Net proceeds from sale of stock to investors                         --           201,500
     Net proceeds from the exercise of options and warrants               --           161,250
     Payments on notes payable                                       (11,949)          (10,637)

     Net cash (used) provided by financing activities                100,000           550,000
                                                                 -----------       -----------

Change in cash and cash equivalents                                 (424,929)           (9,696)


Cash and cash equivalents, beginning of period                       760,307            19,975
                                                                 -----------       -----------
Cash and cash equivalents, end of period                         $   335,378       $    10,279
                                                                 ===========       ===========
Supplemental disclosures of cash flow information:
    Cash paid during the period for:
              Interest                                           $       444       $       915
                                                                 ===========       ===========
              Income taxes                                       $         -       $         -
                                                                 ===========       ===========
 Supplemental schedule of non-cash investing and
   financing activities:

   Conversion of convertible debt to equity                      $   102,575       $   350,000
                                                                 ===========       ===========


The accompanying notes are an integral part of these financial statements.

MEDIAX CORPORATION
Notes to the Unaudited Financial Statements for the Quarter Ended March 31, 2000

Note 1: BASIS OF PRESENTATION

The financial statements of MediaX Corporation ("MediaX") for the three months ended March 31, 2000 and 1999 are unaudited. Certain information and note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been omitted. These financial statements should be read in conjunction with the audited financial statements and notes thereto included in MediaX's Form 10-KSB as of and for the year ended December 31, 1999. In the opinion of management, the financial statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of MediaX for the periods presented. The interim operating results may not be indicative of operating results for the full year or for any other interim periods.

Note 2: THE COMPANY

MediaX began as a real-time 3D computer game and educational software developer. Its business plan late in 1998 successfully integrated internally developed 3D engineering and technology with the Internet. MediaX provides website design, hosting, online marketing, and e-commerce for music artists and its own entertainment site - amuZnet.com. Additionally, it continues to produce new media content for the Internet to repurpose them for interactive satellite broadcasting and other broadband channels. However, there can be no assurance that it will achieve its objectives or successfully implement its interactive satellite business plan.

Note 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE - Effective January 2000, as a result of several contracts entered into by MediaX to provide web design, marketing and other Internet services, management has determined that it is no longer in the development stage. All references to cumulative statements of operations and statements of cash flows have been eliminated in these accompanying financial statements.

GOING CONCERN - The accompanying financial statements have been prepared assuming MediaX will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. Losses from operations through March 31, 2000 and lack of operating history, among other matters, raise substantial doubt about its ability to continue as a going concern. In the absence of significant sales and profits, it intends to fund operations through additional debt and equity financing arrangements which management believes will be sufficient to fund its capital expenditures, working capital requirements and other cash requirements through December 31, 2000. On April 2000, MediaX entered into a private equity line of credit agreement with an investor to purchase an aggregate $6,000,000 of its common stock. Should MediaX fail to register this transaction, increase sales or raise the additional funds, MediaX will have insufficient funds for its intended operations and capital expenditures and will have a material adverse effect on MediaX's operating results. MediaX's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RECLASSIFICATION - The financial statements for the prior periods have been reclassified to conform to current period's presentation.

BASIC AND DILUTED LOSS PER SHARE - MediaX has presented basic and diluted loss per share amounts for the three months ended March 31, 2000 and 1999 pursuant to Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings per Share". Basic and diluted loss per share was computed based on the weighted average number of shares outstanding for the period. Basic and diluted loss per share are the same as the effect of common stock equivalents (such as stock options, warrants, etc) on loss per share are antidilutive and thus not included in the diluted per share calculation.

NEW ACCOUNTING PRONOUNCEMENTS - In March 2000, the Emerging Issues Task Force reached a consensus on Issue No. 00-2, "Accounting for Web Site Development Costs" to be applicable to all web site development costs incurred for the quarter beginning after June 30, 2000. The consensus states that for specific web site development costs, the accounting for such costs should be accounted for under AICPA Statement of Position 98-1 (SOP 98-1), "Accounting for the Costs of

Computer Software Developed or Obtained for Internal Use." Accordingly, certain web site development costs which are presently being expensed as incurred, will be capitalized and amortized. The adoption of EITF Issue No. 00-2 is not expected to have a material effect on our financial statements.

Note 4: CONVERTIBLE NOTES PAYABLE

The following transactions pertain to a convertible notes payable dated August 24, 1999. In March 2000, the investor converted $102,575 of principal and accrued interest into common stock at $1.35 per share or 75,981 shares. For the three months ended March 31, 2000, MediaX incurred interest expense related to the notes in the amount of $27,363. Subsequently, in April 2000, the investor converted $206,520 of principal and accrued interest into 149,067 common shares at $1.39 per share.

Note 5: SUBSCRIPTION ADVANCES

Subscription advances represents monies received in advance from certain investors for the future exercise of warrants or purchase of stock. The total number of warrants to be exercised or the total number of shares to be purchased has not yet been determined. In March 2000, $58,200 of the previously received advances were utilized to exercise warrants to purchase 218,000 common shares. At March 31, 2000, the total outstanding balance on subscription advances was $320,793.

Note 6: OPTIONS AND WARRANTS

From time to time, MediaX issues stock options and/or warrants pursuant to various consulting and outside service provider agreements. During the quarter ended March 31, 2000, MediaX granted options to purchase a total of 53,000 restricted common shares at exercise prices of $1.68 and $1.40 per share. The options vest immediately and are exercisable through March 31, 2002. Total consulting expense of $89,297 was recognized during the quarter pursuant to SFAS
123. Additionally, MediaX granted options to an employee to purchase 50,000 common stock at an exercise price of $2.81 (estimated to be the fair market value). The options vest over a three-year period and are exercisable through December 2008. A total of $ 125 of compensation expense will be recorded over the vesting period, of which none was recognized for the three months ended March 31, 2000.

Note 7: CONTRACTS

MediaX entered into agreements with a major record company and a technology company, in which MediaX will design the entities websites and/or provide marketing and Internet services. Additionally, On March 9, 2000, MediaX entered into an agreement with Zeeks, Inc., in which MediaX will design the official NSYNC.com website and provide marketing and Internet services. The agreement is effective for one year and shall be renewable for additional year if not cancelled by either party, as defined.

Note 8: RELATED PARTY TRANSACTIONS

Stockholder notes receivable represents monies loaned to Ms. Nancy Poertner, MediaX's President and stockholder. The notes, which are due on demand, are uncollateralized and bear interest at 4% per annum. At March 31, 2000, the total outstanding balance was $116,830, including accrued interest of $16,830, of which $1,000 was recorded in the quarter. As the notes are due from the President and stockholder, MediaX has presented the receivables as a reduction of stockholders' deficit at March 31, 2000.

On January 2000, Mr. Rainer Poertner, Chairman of the Board of Directors, accepted a full-time management position with MediaX.

Mr. Rainer Poertner and Ms. Nancy Poertner are husband and wife.

Note 9: SUBSEQUENT EVENT

MediaX has entered into various marketing agreements which contain provisions which may require commissions to be made by MediaX. To date, no payments have been made. Such payments are charged to expense as incurred.

COMMON STOCK PURCHASE AGREEMENT - On April 25, 2000, MediaX entered into a securities purchase agreement with an investor, whereby it sold to the investor $500,000 of restricted common stock (as defined in Rule 144 promulgated under the Securities Act of 1933) or 326,584 shares at $1.531 per share. MediaX granted the investor registration rights with respect to the shares purchased and if any, additional shares it is required to reprice, as defined and to have such registration statement declared effective on or before July 24, 2000. MediaX received $470,000 net of offering costs paid to legal and escrow services and finders fees of $30,000.

PRIVATE EQUITY LINE OF CREDIT AGREEMENT - On April 28, 2000, MediaX entered into a private equity line of credit agreement with an investor, whereby MediaX from time to time at its discretion, will issue and sell to the investor and investor shall purchase, up to $6,000,000 (aggregate purchase price) of restricted common stock. (as defined in Rule 144 promulgated under the Securities Act of 1933). The purchase price shall be set at 14% off the market price on the day a pu t notice is made. MediaX granted the investor registration rights with respect to the shares under the agreement (at least 2,500,000 shares) and to have such registration declared effective on or before September 30, 2000. In addition, MediaX entered into a stock purchase warrant agreement to purchase 100,000 shares of its common stock at 125% of market price on the closing date, expiring October, 2003. If the registration statement is not declared effective by September 30, 2000, all agreements shall terminate. MediaX paid $10,000 offering costs for legal and administrative expenses and issued 5,000 restricted common shares at $8,125 (based on the market value on the date of issuance) for finders fees.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 11, 2000, MediaX filed on Form 8-K, reporting a change of MediaX's accountants. Davis & CO., CPA's P.C was previously the principal accountants for MediaX. On January 4, 2000, Davis & CO., CPA's P.C was disengaged by MediaX as principal accountants and Corbin & Wertz was engaged as principal accountants to audit the accounts of MediaX for the year ending December 31, 1999. The decision to change accountants was approved by MediaX's Board of Directors.

During the fiscal years ended December 31, 1998 and 1997 and through the date of this report, there were no disagreements with Davis & CO., CPA's P.C on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which disagreement, if not resolved to the satisfaction of Davis & CO., CPA's P.C , would have caused them to make reference to the matter of such disagreement in connection with the Form 8-K, dated January 11, 2000. The accountant's report for the fiscal years ended December 31, 1998 and 1997 was modified as to uncertainty that MediaX will continue as a going concern. MediaX has suffered recurring losses from operations, and has net working capital and stockholders' equity deficiencies. These matters raise substantial doubt about MediaX's ability to continue as a going concern.

MediaX had requested that Davis & CO., CPA's P.C furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter is filed as Exhibit 1 to the Form 8-K, dated January 11, 2000, incorporated herein by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of registrant is insured or indemnified in any manner against any liability which they may incur in their capacity as such is Sections 78.7502 and 78.751, the text of which is set forth below.

SECTION 78.7502. DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

SECTION 78.751. AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

        (a) By the stockholders;

        (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

        (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

        (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

        (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

        (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. MediaX shall bear all such expenses. All amounts set forth below are estimates, other than the SEC registration fee.



SEC Registration Fee                     $   624.55
Accounting Fees and Expenses             $ 5,000.00
Miscellaneous, including legal fees      $20,000.00
                                         ----------
TOTAL                                    $25,624.55
                                         ==========

RECENT SALES OF UNREGISTERED SECURITIES

COMMON STOCK PURCHASE AGREEMENT - On April 25, 2000, MediaX entered into a securities purchase agreement with an investor, whereby it sold to the investor $500,000 of restricted common stock (as defined in Rule 144 promulgated under the Securities Act of 1933) or 326,584 shares at $1.531 per share. MediaX granted the investor registration rights with respect to the shares purchased and if any, additional shares it is required to reprice, as defined and to have such registration statement declared effective on or before July 24, 2000. MediaX received $470,000 net of offering costs paid to legal and escrow services and finders fees of $30,000.

PRIVATE EQUITY LINE OF CREDIT AGREEMENT - On April 28, 2000, MediaX entered into a private equity line of credit agreement with an investor, whereby MediaX from time to time at its discretion, will issue and sell to the investor and investor shall purchase, up to $6,000,000 (aggregate purchase price) of restricted common stock. (as defined in Rule 144 promulgated under the Securities Act of 1933). The purchase price shall be set at 14% off the market price on the day a put notice is made. MediaX granted the investor registration rights with respect to the shares under the agreement (at least 2,500,000 shares) and to have such registration declared effective on or before September 30, 2000. In addition, MediaX entered into a stock purchase warrant agreement to purchase 100,000 shares of its common stock at 125% of market price on the closing date, expiring October, 2003. If the registration statement is not declared effective by September 30, 2000, all agreements shall terminate. MediaX paid $10,000 offering costs for legal and administrative expenses and issued 5,000 restricted common shares at $8,125 (based on the market value on the date of issuance) for finders fees.

Year ended December 31, 1999

Stock sales

During January 1999, MediaX issued 30,000 shares of common stock in connection with the exercise of stock warrants for $75,000. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by
Section 4(2) of the Act.

During January through September 1999, MediaX issued 30,000 shares of common stock valued at $106,875 (based on the market value on the date of grant) and 830,000 shares of restricted common stock valued at $1,689,807 (based on the market value on the date of grant) to consultants for services rendered. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

During January through April 1999, MediaX issued 20,000 shares of common stock and 340,000 shares of restricted stock for $20,000 and $421,500, respectively (plus 16,000 shares issued for finders fees). Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by
Section 4(2) of the Act.

During March 1999, MediaX issued 200,000 shares of restricted common stock valued at $393,125 (based on the market value on the date of grant to a third party for prepaid advertising time.) Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

Convertible Securities

Included in convertible subordinated debentures payable at December 31, 1998 was $1,454,092 of various notes payable. The notes, bearing interest at the prime rate (prime rate at December 31, 1999 was 8.25%) plus 2% to 4%, were due on various dates through September 1999. In 1999, MediaX offered the note holders an inducement to convert the notes with a current balance of $1,566,192 (including accrued interest in 1999 of $112,100) into common stock at $1.69 per share (estimated fair market value on the date of conversion was approximately $2.71 per share) or 921,925 shares. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

In 1999, MediaX entered into a securities purchase agreement with an investor, whereby MediaX sold to the investor a $2,200,000 principal amount convertible note for $2,024,000 (net of finders fee of $176,000). The note bears interest at 5% and is due on August 24, 2002. The holder of the note has the option to require interest payments in cash or stock. The note is convertible at beneficial rates which vary based on recent stock prices and date of conversion, as defined. In addition, MediaX gave the investor a warrant to purchase 220,000 shares of its common stock at $3.40 per share expiring in August 23, 2004. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

Year Ended December 31, 1998

Stock sales

During April to December 1998, MediaX sold 468,313 shares to an accredited unrelated investor for proceeds of $500,000. In addition, the investor exercised 200,000 warrants during December of 1998, resulting in the issuance of 200,000 shares for proceeds of $20,000. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

Another accredited unrelated investor purchased 104,000 shares during February 1998 for proceeds of $200,000. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

During December 1998, MediaX issued 190,000 shares of common stock valued at $185,625 (based on the market value on the date of grant) to consultants for services rendered. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

Convertible Securities

On March 1, 1998, MediaX replaced certain outstanding debentures with a new convertible debenture for $850,000 which pays interest at the same rate as the replaced debentures and is due on September 1, 1999. The principal sum of the new debenture and any accrued interest may be converted into common shares at any time prior to the due date at $1.75 per share. Accrued interest at December 31, 1998 was $73,754. On March 1, 1999 the investor converted $350,000 of principal into 200,000 shares of common stock. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by
Section 4(2) of the Act.

Year Ended December 31, 1997

Stock sales

On April 20, 1997, MediaX engaged a consultant to provide financial public relations services for MediaX for a term of twelve months. As part of the compensation for such services, MediaX issued to the consultant 7500 shares of MediaX's common stock. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On August 22, 1997, MediaX sold 20,000 shares of common stock to an accredited investor for $148,000. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On August 29, 1997, MediaX sold 5,000 shares of common stock to an accredited investor for $52,000. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On September 2, 1997, MediaX sold 5,000 shares of common stock to an accredited investor for $52,000. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On September 7, 1997, MediaX sold 10,000 shares of common stock to an accredited investor for $104,000. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On September 9, 1997, MediaX sold 10,000 shares of common stock to an accredited investor for $104,000. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On September 10, 1997, MediaX sold 5,000 shares of common stock to an accredited investor for $52,000. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On September 25, 1997, MediaX sold 19,231 shares of common stock to an accredited investor for $200,000. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On November 4, 1997, MediaX issued 40,000 shares of common stock to an unrelated third party in exchange for $600,000 of prepaid advertising. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

Convertible Securities

On March 25, 1997, MediaX sold to an accredited investor for $450,000, a convertible debenture which pays interest at 2% per annum over the prime rate of the Bank of America, calculated monthly on the principal portion of $350,000 from February 11, 1997 and on the principal portion of $100,000 from March 25, 1997. The debenture is due on February 28, 1998, but the principal sum and any accrued interest may be converted into shares of common stock at any time before the due date at a price of $1.00 per share. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by
Section 4(2) of the Act.

On August 1, 1997, MediaX sold a convertible debenture to an accredited investor for $320,000, which pays interest on the principal of $320,000 at 2% per annum over the prime rate of the Bank of America, calculated monthly from August 1, 1997. The debenture is due on July 31, 1998, but the principal sum and any accrued interest may be converted into shares of common stock at any time before the due date at a price of $7.00 per share. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by
Section 4(2) of the Act.


EXHIBITS

   No.       Description
  -----      -----------
  3.1        Certificate of Incorporation            Incorporated by reference to Exhibit
                                                     3.1 to MediaX's Registration Statement
                                                     on Form S-18 (No. 33-28258)

  3.1(a)     Articles of Amendment to the            Incorporated by reference to Exhibit
             Articles of Incorporation               3.1(a) to MediaX's Registration
             dated February 23, 1996, for the        Statement on Form 10-KSB for the year
             name change to Zeitgeist Werks, Inc.    ended December 31, 1995

  3.1(b)     Articles of Amendment to the            Incorporated by reference to Exhibit
             Articles of Incorporation               3.1(b) to MediaX's Registration
             dated August 15, 1996, for the          Statement on Form 10-KSB for the year
             name change to MediaX Corporation       ended December 31, 1996

  3.1(c)     Certificate of Amendment Reverse        Incorporated by reference to Exhibit
             Split                                   3.1(c) to MediaX's Schedule 14C

  3.1(d)     Certificate of Amendment to             Incorporated by reference to Exhibit
             Articles of Incorporation of            3.1(d) to MediaX's Registration
             MediaX                                  Statement on Form S-3

  3.2        Bylaws                                  Incorporated by reference to Exhibit
                                                     3.2 to MediaX's Registration Statement
                                                     on Form S-18 (No. 33-28258)

  5.1        Opinion re legality of Richard O.Weed   Filed electronically herewith

  10.23      Private Equity Line of Credit           Filed electronically herewith
             Agreement Between MediaX Corp.
             and Villabeach Investments Ltd.

  10.24      Escrow Agreement Between MediaX         Filed electronically herewith
             Corp. and Villabeach Investments Ltd.

  10.25      Registration Rights Agreement           Filed electronically herewith
             Between MediaX Corp. and
             Villabeach Investments Ltd.

  10.26      Form of Put Notice between MediaX       Filed electronically herewith
             Corp. and Villabeach Investments Ltd.

  10.27      Stock Purchase Warrant                  Filed electronically herewith

  10.28      Form of Opinion of MediaX Corp.'s       Filed electronically herewith
             Independent Counsel

  10.29      Common Stock Purchase Agreement         Filed electronically herewith
             Between MediaX Corp. and AMRO
             International, S.A.

  10.30      Escrow Agreement Between MediaX         Filed electronically herewith
             Corp. and AMRO International, S.A.

  10.31      Registration Rights Agreement           Filed electronically herewith
             Between MediaX Corp. and AMRO
             International S.A.

  10.32      Form of Opinion of MediaX Corp.'s       Filed electronically herewith
             Independent Counsel

  16.1       Letter on Change in Certifying          Incorporated by reference to
             Accountant                              Exhibit 16.1 to MediaX's
                                                     Form 8-K filed January 11, 2000

  23.1       Consent of Richard O. Weed              Filed electronically herewith

  23.2       Consent of Corbin & Wertz               Filed electronically herewith

  23.3       Consent of Davis & Co., CPA's P.C.      Filed electronically herewith



UNDERTAKINGS

1. The undersigned Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

            (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by MediaX pursuant to Section 13 or Section 5(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (b) That, for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has duly caused this registrations statement to be signed on its behalf by the undersigned, thereon duly authorized in the City of Culver City, California on July 21, 2000.


                                      MediaX CORPORATION
                                      a Nevada corporation


                                      By: /s/ Nancy Poertner
                                      ------------------------------------------
                                      Nancy Poertner, Director and President


Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on July 21, 2000.



            SIGNATURE                             TITLE                              DATE
            ---------                             -----                              ----
       /s/Nancy Poertner             President, Secretary, and Director          July 21, 2000
 -------------------------------
       Nancy Poertner


       /s/Rainer Poertner            Director                                    July 21, 2000
 -------------------------------
       Rainer Poertner


       /s/Matthew MacLaurin          Executive V.P. and Director                 July 21, 2000
 -------------------------------
       Matthew MacLaurin


       /s/Jackie Cabellon            Controller (Principal Accounting Officer)   July 21, 2000
 -------------------------------
       Jackie Cabellon

EXHIBITS

   No.       Description
  -----      -----------
  3.1        Certificate of Incorporation            Incorporated by reference to Exhibit
                                                     3.1 to MediaX's Registration Statement
                                                     on Form S-18 (No. 33-28258)

  3.1(a)     Articles of Amendment to the            Incorporated by reference to Exhibit
             Articles of Incorporation               3.1(a) to MediaX's Registration
             dated February 23, 1996, for the        Statement on Form 10-KSB for the year
             name change to Zeitgeist Werks, Inc.    ended December 31, 1995

  3.1(b)     Articles of Amendment to the            Incorporated by reference to Exhibit
             Articles of Incorporation               3.1(b) to MediaX's Registration
             dated August 15, 1996, for the          Statement on Form 10-KSB for the year
             name change to MediaX Corporation       ended December 31, 1996

  3.1(c)     Certificate of Amendment Reverse        Incorporated by reference to Exhibit
             Split                                   3.1(c) to MediaX's Schedule 14C

  3.1(d)     Certificate of Amendment to             Incorporated by reference to Exhibit
             Articles of Incorporation of            3.1(d) to MediaX's Registration
             MediaX                                  Statement on Form S-3

  3.2        Bylaws                                  Incorporated by reference to Exhibit
                                                     3.2 to MediaX's Registration Statement
                                                     on Form S-18 (No. 33-28258)

  5.1        Opinion re legality of Richard O.Weed   Filed electronically herewith

  10.23      Private Equity Line of Credit           Filed electronically herewith
             Agreement Between MediaX Corp.
             and Villabeach Investments Ltd.

  10.24      Escrow Agreement Between MediaX         Filed electronically herewith
             Corp. and Villabeach Investments Ltd.

  10.25      Registration Rights Agreement           Filed electronically herewith
             Between MediaX Corp. and
             Villabeach Investments Ltd.

  10.26      Form of Put Notice between MediaX       Filed electronically herewith
             Corp. and Villabeach Investments Ltd.

  10.27      Stock Purchase Warrant                  Filed electronically herewith

  10.28      Form of Opinion of MediaX Corp.'s       Filed electronically herewith
             Independent Counsel

  10.29      Common Stock Purchase Agreement         Filed electronically herewith
             Between MediaX Corp. and AMRO
             International, S.A.

  10.30      Escrow Agreement Between MediaX         Filed electronically herewith
             Corp. and AMRO International, S.A.

  10.31      Registration Rights Agreement           Filed electronically herewith
             Between MediaX Corp. and AMRO
             International S.A.

  10.32      Form of Opinion of MediaX Corp.'s       Filed electronically herewith
             Independent Counsel

  16.1       Letter on Change in Certifying          Incorporated by reference to
             Accountant                              Exhibit 16.1 to MediaX's
                                                     Form 8-K filed January 11, 2000

  23.1       Consent of Richard O. Weed              Filed electronically herewith

  23.2       Consent of Corbin & Wertz               Filed electronically herewith

  23.3       Consent of Davis & Co., CPA's P.C.      Filed electronically herewith